LOAN AGREEMENT


                                  By and Among


                                 THE JPM COMPANY


                                       and


                         CORESTATES BANK, N.A., As Agent
                        and the LENDERS described herein





                              Dated: April 9, 1998

BLU-36098_ 6/BKE1335/COR065-128817  060398/09:53
                                TABLE OF CONTENTS

1.       DEFINITIONS       1
         -----------
         1.1      Accounting Terms  1
                  ----------------
         1.2      "Acquisition Documents"   1
                  -----------------------
         1.3      "Acquisition Transaction" 1
                  -------------------------
         1.4      "Advances"        1
                  ----------
         1.5      "Affiliate"       1
                  -----------
         1.6      "Applicable Margin"       1
                  -------------------
         1.7      "Base Rate"       2
                  -----------
         1.8      "Base Rate Notification"  2
                  ------------------------
         1.9      "Base Rate Portion"       2
                  -------------------
         1.10     "Business Day"    2
                  --------------
         1.11     "Capital Expenditures"    2
                  ----------------------
         1.12     "Capitalized Leases"      2
                  --------------------
         1.13     "Capitalized Lease Obligations"    2
         1.14     "Change of Control"       2
         1.15     "Commitment"      2
                  ------------
         1.16     "Consolidated Basis'"     3
                  ---------------------
         1.17     "CoreStates"      3
                  ------------
         1.18     "Compliance Certificate"  3
                  ------------------------
         1.19     "Contract Period" 3
                  -----------------
         1.20     "CoreStates Line" 3
                  -----------------
         1.21     "Corporation"     3
                  -------------
         1.22     "Covered Person"  3
                  ----------------
         1.23     "Credit Facilities"       3
                  -------------------
         1.24     "Defaulting Lender"       3
                  -------------------
         1.25     "EBITDA" 3
                  --------
         1.26     "Environmental Affiliate" 3
                  -------------------------
         1.27     "Environmental Cleanup Site"       3
                  ----------------------------
         1.28     "Environmental Requirements"       3
                  ----------------------------
         1.29     "Event of Default"        4
                  ------------------
         1.30     "Federal Funds Effective Rate"     4
                  ------------------------------
         1.31     "Fixed Charged Coverage Ratio"     4
                  ------------------------------
         1.32     "GAAP"   4
                  ------
         1.33     "Good Business Day"       4
                  -------------------
         1.34     "Guarantors"      4
                  ------------
         1.35     "Hedge Agreement" 4
                  -----------------
         1.36     "Indebtedness"    4
                  --------------
         1.37     "Interest Expense"        5
                  ------------------
         1.38     "Issuing Bank"    5
                  --------------
         1.39     "Lender Indebtedness"     5
                  ---------------------
         1.40     "Letter of Credit Advances"        5
                  ---------------------------
         1.41     "LIBOR Rate"      5
                  ------------
         1.42     "LIBOR Rate Notification" 5
                  -------------------------
         1.43     "LIBOR Rate Portion"      6
                  --------------------
         1.44     "LIBOR Rate Reserve Percentage"    6
                  -------------------------------
         1.45     "Loan Documents"  6
                  ----------------
         1.46     "Maximum Amount"  6
                  ----------------
         1.47     "Material Adverse Effect" 6
                  -------------------------
         1.48     "Net Income"      6
                  ------------
         1.49     "Obligor"         6
                  ---------
         1.50     "Outstanding Credit"      6
                  --------------------
         1.51     "Permitted Acquisition"   7
                  -----------------------
         1.52     "Permitted Affiliate Loan"7
                  --------------------------
         1.53     "Permitted Investment"    7
                  ----------------------
         1.54     "Person" 7
                  --------
         1.55     "Pledge Agreement"        7
                  ------------------
         1.56     "Post Default Pro Rata Percentage" 7
                  ----------------------------------
         1.57     "Prime Rate"      7
                  ------------
         1.58     "Pro Rata Percentage"     8
                  ---------------------
         1.59     "Pro Rata Share"  8
                  ----------------
         1.60     "Rate Period"     8
                  -------------
         1.61     "Reimbursement Obligation"8
                  --------------------------
         1.62     "Required Lenders"        8
                  ------------------
         1.63     "Revolver Notes" and "Revolver Note"        8
                  ------------------------------------
         1.64     "Security Agreements"     8
                  ---------------------
         1.65     "Special Materials"       8
                  -------------------
         1.66     "Subordinated Debt"       8
                  -------------------
         1.67     "Surety Agreements"       8
                  -------------------
         1.68     "Subsidiary"      8
         1.69     "Swingline Loan" and "Swingline Loans"      8
         1.70     "Swingline Limit"         9
         1.71     "Swingline Note"  9
                  ----------------
         1.72     "Total Capital"   9
                  ---------------
         1.73     "Total Indebtedness"      9
                  --------------------

2.       CREDIT FACILITIES; USE OF PROCEEDS 9
         ----------------------------------
         2.1      Revolving Credit Commitment        9
                  ---------------------------
         2.2      Use of Proceeds   9
                  ---------------
         2.3      Method of Revolver Advances        10
                  ---------------------------
         2.4      Letter of Credit Advances 10
                  -------------------------
         2.5      Swingline Loans   13
                  ---------------
         2.6      Procedure for Swingline Borrowing  13
                  ---------------------------------
         2.7      Refunding of Swingline Loans; Participations in Swingline
                    Loans       13
                  -------------------------------------------------------------
         2.8      Payments Among Lenders    15
                  ----------------------
         2.9      Defaulting Lenders        15
                  ------------------

3.       INTEREST RATES    16
         3.1      Revolver Interest Rate Options     16
         3.2      Swingline Loan Interest   17
         3.3      Default Interest  17
                  ----------------
         3.4      Post Judgment Interest    17
                  ----------------------
         3.5      Calculation       17
                  -----------
         3.6      Limitation of Interest to Maximum Lawful Rate        18
                  ---------------------------------------------

4.       PAYMENTS AND FEES 18
         -----------------
         4.1      Interest Payments 18
                  -----------------
         4.2      Principal Payments        18
                  ------------------
         4.3      Letter of Credit Fees     18
                  ---------------------
         4.4      Loan Fee 18
                  --------
         4.5      Usage Fee         19
                  ---------
         4.6      Late Charge       19
                  -----------
         4.7      Termination of Revolver   19
                  -----------------------
         4.8      Payment Method    19
                  --------------
         4.9      Application of Payments   19
                  -----------------------
         4.10     Loan Account      20
                  ------------
         4.11     Indemnity; Loss of Margin 20
                  -------------------------
         4.12     Indemnity for LIBOR Portion        21
         4.13     Taxes    21
         4.14     Fees to Agent     22

5.       SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL      22
         5.1      Personal Property 22
         5.2      Interests in Subsidiaries 22
         5.3      Surety   23
         5.4      General  23
         5.5      Collection of Receivables; Proceeds of Collateral    23
                  -------------------------------------------------

6.       REPRESENTATIONS AND WARRANTIES     23
         6.1      Valid Organization, Good Standing and Qualification  23
         6.2      Licenses 23
         6.3      Ownership Interests       23
                  -------------------
         6.4      Subsidiaries      24
                  ------------
         6.5      Financial Statements      24
                  --------------------
         6.6      No Material Adverse Change in Financial Condition    24
                  -------------------------------------------------
         6.7      Pending Litigation or Proceedings  24
                  ---------------------------------
         6.8      Due Authorization; No Legal Restrictions    24
                  ----------------------------------------
         6.9      Enforceability    24
         6.10     No Default Under Other Obligations, Orders or Governmental
                     Regulations 24
         6.11     Governmental Consents     25
         6.12     Taxes    25
                  -----
         6.13     Title to Collateral       25
                  -------------------
         6.14     Addresses         25
                  ---------
         6.15     Current Compliance        25
                  ------------------
         6.16     Pension Plans     25
                  -------------
         6.17     Leases and Contracts      25
                  --------------------
         6.18     Intellectual Property     26
                  ---------------------
         6.19     Business Interruptions    26
                  ----------------------
         6.20     Year 2000 Warranty        26
                  ------------------
         6.21     Accuracy of Representations and Warranties  26

7.       GENERAL COVENANTS 26
         7.1      Payment of Principal, Interest and Other Amounts Due 27
         7.2      Limitation on Sale and Leaseback   27
         7.3      Limitation on Indebtedness27
         7.4      Investments and Loans     27
         7.5      Guaranties        28
         7.6      Disposition of Assets     28
         7.7      Merger; Consolidation; Business Acquisitions; Subsidiaries 28
         7.8      Taxes; Claims for Labor and Materials       29
         7.9      Liens    30
         7.10     Existence; Approvals; Qualification; Business Operations;
                    Compliance with Laws 30
         7.11     Maintenance of Properties, Intellectual Property     31
         7.12     Insurance         31
                  ---------
         7.13     Inspections; Examinations 33
                  -------------------------
         7.14     Default Under Other Indebtedness   33
                  --------------------------------
         7.15     Pension Plans     33
                  -------------
         7.16     Maintenance of Management 33
                  -------------------------
         7.17     Ownership Interests; Distributions 34
                  ----------------------------------
         7.18     Transactions with Affiliates       34
                  ----------------------------
         7.19     Change of Control 34
                  -----------------
         7.20     Name or Address Change    34
                  ----------------------
         7.21     Notices  34
         7.22     Additional Documents and Future Actions     34
                  ---------------------------------------
         7.23     Material Adverse Contracts35
                  --------------------------
         7.24     Restrictions on Use of Proceeds    35
                  -------------------------------
         7.25     Hedge Agreement   35

8.       FINANCIAL COVENANTS        35
         8.1      Total Indebtedness to Total Capital35
         8.2      Total Indebtedness to Annualized EBITDA     35
         8.3      Fixed Charge Coverage Ratio        35

9.       ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS 35
         ----------------------------------------------------
         9.1      Annual Statements 35
                  -----------------
         9.2      Projections and Cash Flow 36
                  -------------------------
         9.3      Quarterly Statements      36
                  --------------------
         9.4      Audit Reports     37
                  -------------
         9.5      Reports to Governmental Agencies and Other Creditors 37
                  ----------------------------------------------------
         9.6      Requested Information     37
                  ---------------------
         9.7      Compliance Certificates   37
                  -----------------------
         9.8      Accountant's Certificate  37
                  ------------------------

10.      ENVIRONMENTAL REPRESENTATIONS AND COVENANTS 37
         -------------------------------------------
         10.1     Representations   37
                  ---------------
         10.2     Real Property     38
                  -------------
         10.3     Covenant Regarding Compliance      38
                  -----------------------------
         10.4     Notices  38
                  -------
         10.5     Indemnity         38
                  ---------
         10.6     Survival 39
                  --------

11.      CONDITIONS OF CLOSING      39
         11.1     Loan Documents    39
         11.2     Representations and Warranties     39
                  ------------------------------
         11.3     No Default        39
                  ----------
         11.4     Proceedings and Documents 39
                  -------------------------
         11.5     Landlord's or Warehouseman's Release and Waiver Agreements 39
         11.6     Delivery of Other Documents        40

12.      CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES   40
         12.1     Representations and Warranties     40
         12.2     No Default        41
         12.3     Other Requirements        41

13.      DEFAULT AND REMEDIES       41
         13.1     Events of Default 41
         13.2     Remedies 43
         13.3     Set-Off  43
         13.4     Delay or Omission Not Waiver       44
         13.5     Remedies Cumulative; Consents      44
         13.6     Certain Fees, Costs, Expenses and Expenditures       44
         13.7     Time is of the Essence    45
         13.8     Acknowledgment of Confession of Judgment Provisions  45

14.      AGENT    45
         14.1     Appointment of Agent      45
         14.2     Holding of Collateral and Collections       46
         14.3     Fees     46
         14.4     Collections and Disbursements      46
         14.5     Delegation of Duties; Discretion; Instructions       47
         14.6     Nature of Duties  47
         14.7     Lack of Reliance on the Agent      48
         14.8     Resignation       48
         14.9     Certain Rights of Agent   48
         14.10    Reliance 48
         14.11    Notice of Default 49
         14.12    The Agent in its Capacity as Lender49
                  -----------------------------------
         14.13    Other Loans       49
                  -----------
         14.14    Disclosure of Information; Audits  49
                  ---------------------------------
         14.15    Actions by Agent  49
                  ----------------
         14.16    Sharing of Risk; Indemnification; Expenses  51
                  ------------------------------------------
         14.17    Consultation with Counsel 51
                  -------------------------
         14.18    Documents         52
                  ---------
         14.19    Several Obligations       52
                  -------------------
         14.20    No Third Party Beneficiary52
                  --------------------------
         14.21    Participations and Assignments     52
                  ------------------------------

15.      COMMUNICATIONS AND NOTICES 53
         15.1     Communications and Notices53

16.      WAIVERS  54
         16.1     Waivers  54
         16.2     Forbearance       55
         16.3     Limitation on Liability   55

17.      SUBMISSION TO JURISDICTION 55
         17.1     Submission to Jurisdiction55

18.      MISCELLANEOUS     55
         18.1     Brokers  55
         18.2     Use of Lenders' Names     56
         18.3     No Joint Venture  56
         18.4     Survival 56
                  --------
         18.5     No Assignment     56
                  -------------
         18.6     Binding Effect    56
                  --------------
         18.7     Severability      56
                  ------------
         18.8     No Third Party Beneficiaries       56
         18.9     Modifications     56
         18.10    Holidays 56
                  --------
         18.11    Law Governing     56
                  -------------
         18.12    Integration       57
                  -----------
         18.13    Exhibits and Schedules    57
                  ----------------------
         18.14    Headings 57
                  --------
         18.15    Counterparts      57
                  ------------
         18.16    Waiver of Right to Trial by Jury   57
                  --------------------------------

                                    SCHEDULES

Schedule A                 Applicable Margin Definitions and Determinations

Schedule B                 Pro Rata Percentages and Pro Rata Shares

Schedule 2.4(c)   Existing Letters of Credit

Schedule 6.1               States of Incorporation of Obligors

Schedule 6.3               Ownership Interests, Pledges, etc. of Covered Persons

Schedule 6.4               Stock owned by Covered Persons

Schedule 6.7               Pending or Threatened Litigation or Proceedings
                              Against or Affecting any Covered  Persons

Schedule 6.14              Names (including trade names) and Addresses of each
                               Obligor identifying chief executive offices

Schedule 6.16              Employee Pension Benefit Plan Obligations of each
                               Obligor

Schedule 6.18              Intellectual Property of Covered Persons

Schedule 7.3               Permitted Indebtedness for Borrowed Money

Schedule 7.4               Permitted Investments and Loans

Schedule 7.7A              Description of Pending Brazilian Acquisition

Schedule 7.7B              Description of Pending Canadian Acquisition

Schedule 7.9               Permitted Liens and Security Interests

Schedule 7.18              Permitted Existing Loans to Affiliates,
                               Shareholders, Officers or Directors

Schedule 9.2               Initial Projections - Borrower


                                    EXHIBITS

Exhibit "A"                Form of Revolver Note

Exhibit "B"                Form of Swingline Note

Exhibit "C"                Form of Compliance Certificate

Exhibit "D"                Form of Assignment and Acceptance

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") is made effective the ____ day of April, 1998, among THE JPM COMPANY, a Pennsylvania corporation ("Borrower"), CORESTATES BANK, N.A., a national banking association, in its capacity as agent ("Agent") and the financial institutions listed on Schedule B attached hereto and made a part of this Agreement (as such Schedule may be amended, modified or replaced from time to time), in their capacity as lenders (each a "Lender" and collectively the "Lenders").

                                   BACKGROUND

         A. Borrower has requested that Lenders extend a certain credit facility to Borrower, which Lenders are willing to do on the terms set forth herein.

         B.       Capitalized  terms not  otherwise  defined  herein  will have the meanings set forth therefor in Section 1 of this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Lenders, the parties hereto, intending to be legally bound hereby, agree as follows:

 .        DEFINITIONS.  The  following  words and phrases as used in  capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

         .        Accounting  Terms.  As used in this  Agreement,  or any
 certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

         .        "Acquisition Requirements" has such meaning as provided in
                     Section 7.7.

         .        "Acquisition Transaction" has such meaning as provided in
                    Section 7.7.

         .        "Advances"  means any monies  advanced or credit  extended to
                     Borrower by any Lender under the  Revolver,  other than
                    the face amount of all undrawn Letters of Credit.

         .        "Affiliate",  as to  any  Person,  means  each  other  Person that  directly  or  indirectly  through  one  or  more
                         intermediaries, controls, or is controlled by, or is
                          under common control with, the Person in question.

         . "Applicable Margin" means either the Applicable LIBOR Rate Margin or the Applicable Base Rate Margin, as applicable, as determined in accordance with Schedule A attached hereto. The Applicable Base Rate Margin and the Applicable LIBOR Rate Margin shall each be determined initially as of the date hereof and such Applicable Margin shall, except as hereinafter provided, remain in effect until delivery of a new quarterly Compliance Certificate as required under
Section 9.7 hereof. If the Compliance Certificate delivered by Borrower for a quarter then ended indicates that any Applicable Margin then in effect should be adjusted based on the information contained in such Compliance Certificate, Agent shall adjust the Applicable Margin effective within three (3) calendar days of receipt of such Compliance Certificate. Without limiting the foregoing, such adjustment shall be made to all LIBOR Rates then in effect, but such adjustment shall not cause Borrower to be liable for any breakage fees. Should Borrower fail to deliver to Agent any quarterly Compliance Certificate when and as required under Section 9.7, Agent may, in its discretion, immediately increase each Applicable Margin then in effect by one quarter of one percent (1/4 of 1%).

         . "Base Rate" means the sum of (a) the Applicable Base Rate Margin (as defined in Section 1.6) plus (b) the higher of (i) the Prime Rate, or (ii) the Federal Funds Effective Rate plus one-half of one percent (.50%).

         .  "Base  Rate  Notification"   means  an  irrevocable  written  notice
requesting the Base Rate which must be provided to Agent prior to 11:00 A.M. Philadelphia time on the Business Day on which such rate is requested to take effect, specifying:

         ()      The principal amount which is to accrue interest at such rate;

         ()      The date on which such rate is to take effect; and

         ()       Whether  such  principal  amount is a new  Advance,
                a conversion  from  another  interest  rate option or a
                 combination thereof.

         .        "Base Rate Portion"  shall mean at any time the part,
                     including the whole, of the unpaid principal amount of the Revolver bearing interest at such time at the Base Rate.

         .        "Business Day" means any day except a Saturday,  Sunday or other day on which commercial banks in the Commonwealth of Pennsylvania and Columbia, South Carolina are authorized by law to close.

         .        "Capital  Expenditures"  means any  expenditure  that would be classified as a capital expenditure on a statement of cash flow of Borrower prepared in accordance with GAAP.

         .        "Capitalized  Leases" means all lease obligations which have been or should be, in accordance with GAAP, capitalized on the books of the lessee.

         .        "Capitalized Lease Obligations" means all amounts payable with respect to a Capitalized Lease.

         . "Change of Control" means (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 50% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the effective date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

         .        "Commitment"  means that  certain  commitment  letter dated
  January 28, 1998 issued by CoreStates to Borrower, as amended by letter agreement dated February 5, 1998.

         .        "Consolidated Basis'" means consolidated as to Borrower and its Subsidiaries in accordance with GAAP.
         .        "CoreStates" means CoreStates Bank, N. A. in its capacity as a Lender under this Agreement.

         .        "Compliance Certificate" has such meaning as provided in
                    Section 9.7.

         .        "Contract Period"  has such meaning as provided in
                    Section 2.1(a).

         . "CoreStates Line" means that certain line of credit in the principal amount of up to $1,000,000.00 extended to Borrower by CoreStates individually and not as Agent hereunder. Sums advanced under the CoreStates Line shall not be included in the Credit Facilities or the Outstanding Credit. The CoreStates Line shall be secured by all liens, security interests, sureties, rights and remedies securing the Outstanding Credit, and shall otherwise be on such terms as determined by CoreStates and Borrower from time to time .

         . "Corporation" means a corporation, limited liability company, partnership, trust, unincorporated organization, association or joint stock company.

         .        "Covered Person" means Borrower, Guarantors and each
                    Subsidiary of Borrower.

         .        "Credit  Facilities"  means,  collectively,  the  Revolver, the Swingline Loans and all other extensions of credit provided by Lenders to Borrower hereunder.

         .        "Defaulting Lender" shall have the meaning set forth in
                    Section 2.9.

         . "EBITDA" for any period, means the Net Income of Borrower and its Subsidiaries as determined on a Consolidated Basis for such period, plus the aggregate amounts deducted in determining such income in respect of (a) Interest Expense, (b) income taxes for such period, (c) depreciation for such period, and
(d) amortization for such period, all as determined in accordance with GAAP.

         . "Environmental Affiliate" means Obligors and any other Person for whom any Obligor at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of such Obligor or such Person to comply with all applicable Environmental Requirements.

         . "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

         . "Environmental Requirements" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other Persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

         .        "Event of Default" means each of the events specified in
                    Section 13.1.

         . "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Philadelphia, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by Agent.

         . "Fixed Charged Coverage Ratio" shall mean, for any period, the ratio of (a) EBITDA less all Capital Expenditures for such period except those funded by long term Indebtedness permitted under Section 7.3(b) or (c) hereof, to (b) the sum of Interest Expense and current maturities of long term Indebtedness for such period; all as determined on a Consolidated Basis and in accordance with GAAP.

         .        "Foreign Currency Advances"  has such meaning as provided in
                    Section 2.3(d).

         .        "GAAP" means generally accepted  accounting  principles in the United States of America, in effect from time to time, consistently applied and maintained.

         . "Good Business Day" means any Business Day when banks in London, England, New York, New York and Philadelphia, Pennsylvania and Columbia, South Carolina are opened for business and with respect to any Foreign Currency Advance, a Business Day when banks in such foreign jurisdiction are open for business.

         .        "Guarantors" means JPM Technology,  Inc., The JPM Company of
                    Delaware, Denron, Inc. and any and all other Persons who now or hereafter guarantee and/or become a surety for, or pledge, assign or grant a security interest to Agent, for the pro rata benefit of Lenders in, any assets of such Person as security for any of Borrower's obligations with respect to the Revolver.

         . "Hedge Agreement" means any swap, collar and/or cap agreement between Borrower and CoreStates, or other Lender approved by Agent, the purpose of which is to hedge Borrower's floating interest rate expense on not less than 25% of all Advances.

         .        "Indebtedness", as applied to a Person, means:

                  () all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

                  () to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

                  ()  to  the  extent  not  included  in  the   foregoing,   all
indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.
         .        "Interest  Expense",  as applied to Borrower,  means for any period, the amount of interest paid on Indebtedness by Borrower for such period, determined on a Consolidated Basis and in accordance with GAAP.

         .        "Issuing Bank" means  CoreStates Bank, N.A. and/or such Lender or Lenders as may, from time to time, be designated as an Issuing Bank by Agent for the purpose of issuing Letters of Credit.

         . "Lender Indebtedness" shall mean all obligations and Indebtedness of Borrower or any other Obligor to any Lender, whether now or hereafter owing or existing, arising under or in connection with any of the credit facilities contemplated herein or the Loan Documents, including without limitation, all obligations to reimburse any Lender for payments made by any Lender pursuant to any Letter of Credit or any other letter of credit issued for the account or benefit of Borrower or any other Obligor by such Lender, principal, interest and other sums at any time owing to CoreStates under or in connection with the CoreStates Line, all other obligations or undertakings now or hereafter made by or for the benefit of Borrower or any other Obligor to or for the benefit of any Lender under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower or any other Obligor with any Lender based on or arising in connection with this Agreement, together with all interest and other sums payable in connection with any of the foregoing.

         .        "Letter of Credit  Advances" means letters of credit issued by the Issuing Bank for the account of Borrower under the Revolver as provided in Section 2.4 hereof.

         . "LIBOR Rate" for any day for any proposed or existing LIBOR Rate Portion of the Revolver corresponding to a Rate Period shall mean the sum of (a) the Applicable LIBOR Rate Margin plus (b) the per annum rate of interest determined by Agent to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (i) the rate of interest (which shall be the same for each day in such Rate Period) estimated in good faith by Agent in accordance with its usual procedures and adjusted for any applicable reserve requirements and/or regulatory assessments (which determination shall be conclusive) to be the average of the rates per annum for deposits in United States Dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, 2 Good
Business Days prior to the first day of such Rate Period for delivery on the first day of such Rate Period in amounts comparable to such LIBOR Rate Portion (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and having maturities comparable to such Rate Period, by (ii) a number equal to 1.00 minus the LIBOR Rate Reserve Percentage for such day.

         . "LIBOR Rate Notification" means an irrevocable written notice requesting the LIBOR Rate, which must be provided to Agent prior to 11:00 A.M. Philadelphia time on a Business Day which is at least three (3) Good Business Days prior to the date on which such rate is requested to take effect, specifying:

                  ()       The principal amount which is to accrue interest at
 such rate;

                  ()       The date on which such rate is to take effect;

                  ()       Whether such  principal  amount is a new  Advance,
 a conversion from another interest rate, a renewal of another interest rate or a combination thereof; and

                  ()       The requested Rate Period.
         .        "LIBOR Rate Portion"  shall mean at any time the part,
including the whole, of the unpaid principal amount of the Revolver bearing interest at such time at the LIBOR Rate.

         . "LIBOR Rate Reserve Percentage" for any day shall mean the percentage (rounded upward to the nearest 1/100 of 1%), as determined in good faith by Agent (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitation supplemental, marginal and emergency requirements) for member banks of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of any maturity. Each LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Rate Reserve Percentage.

         . "Loan  Documents"  means this  Agreement,  the  Revolver  Notes,  the
Swingline Note, the Surety Agreements, the Security Agreement, the Pledge Agreement, the letters of credit and applications delivered in connection with Letter of Credit Advances, the Commitment and all other documents executed or delivered by Borrower or Guarantors pursuant to this Agreement, as any of them may be amended from time to time.

         .        "Maximum Amount" means Sixty Million Dollars ($60,000,000.00).

         . "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, whether resulting from any event or occurrence of any nature, including any adverse determination in any litigation, arbitration, investigation or proceeding, or (b) the ability of Obligors to timely pay the Lender Indebtedness or perform any other obligations under the Loan Documents, generally taken as a whole, or (c) the validity or enforceability of any of the terms of this Agreement or any of the other Loan Documents.

         . "Net Income" means income (or loss) of Borrower and its Subsidiaries, determined on a Consolidated Basis, after income and franchise taxes and shall have the meaning given such term by GAAP, provided that there shall be specifically excluded therefrom (a) gains or losses from the sale of capital assets, (b) net income of any Person in which Borrower has an ownership interest, unless received by Borrower in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

         .        "Notes" means, collectively, the Revolver Notes and the
Swingline Note, and individually, any of them.

         . "Obligor" means Borrower, each Guarantor and any other Person which now or hereafter becomes liable, directly or indirectly, for repayment of any of the Lender Indebtedness or which now or hereafter pledges, assigns, or grants to Agent a security interest in, as security for any Lender Indebtedness, all assets of such Person.

         . "Outstanding Credit" means, at any time, an amount equal to the sum of (a) the aggregate principal amount of all Advances then outstanding, (b) the sum of the aggregate then undrawn and unexpired amount of outstanding Letters of Credit, including the Dollar equivalent of the aggregate then undrawn and unexpired amount of outstanding Letters of Credit issued in currencies other than Dollars, as determined by Agent, and the aggregate amount of all Reimbursement Obligations which have not then been paid pursuant to Section 2.4(e), including the Dollar equivalent, as determined by the Agent, of the aggregate amount of Reimbursement Obligations in respect to the Letters of Credit issued in currencies other than Dollars, plus (c) the aggregate principal amount of Swingline Loans then outstanding.

         .        "Permitted Acquisition" has such meaning as provided in
Section 7.7.

         . "Permitted Affiliate Loan" means a loan or other extension of credit from Borrower to any of its Subsidiaries which satisfies each of the following requirements: (i) the loan or other extension of credit is on terms and conditions acceptable to Agent; (ii) if requested by Agent, the loan or extension of credit is evidenced by a note executed by the applicable Subsidiary (an "Affiliate Note"); (iii) if requested by Agent, the Affiliate Note is secured by a valid and enforceable first priority security interest, lien, pledge or assignment of, in and to all assets of such Affiliate created in accordance with applicable law; (iv) if requested by Agent, the Affiliate Note and all security therefor is pledged and assigned to Agent for the pro rata benefit of Lenders and the Issuing Bank as security for the Lender Indebtedness, all on terms approved by Agent; (v) Borrower delivers to Agent any and all searches, legal opinions, appraisals, corporate resolutions and other items as Agent may request to evidence, effect or confirm the enforceability under applicable law of the Affiliate Note, the security therefore and the pledge and assignment thereof to Agent; and (vi) all payments to Borrower under the Affiliate Note are net of any taxes, charges, or other payments required by law of any nation, state or political subdivision thereof to be withheld or deducted from, or otherwise payable by such Affiliate in connection with, any payment due to Borrower under the Affiliate Note, and such Affiliate shall agree to take all such other actions with respect to such tax, charge or payment as required of Borrower with respect to Taxes under Section 4.13; and (vii) Borrower reimburses Agent for all costs, fees and expenses, including, without limitation, attorney's fees incurred in connection with its review, preparation or evaluation of any of the foregoing.

         .        "Permitted Investment"  has such meaning as provided in
Section 7.4.

         .        "Person"  means an  individual,  a Corporation  or a
government or any agency or subdivision thereof, or any other entity.

         .        "Pledge Agreement" has such meaning as provided in Section
5.2.

         . "Post Default Pro Rata Percentage" means, as to each Lender, a percentage, determined by Agent as of the date on which an Event of Default occurs, by dividing (i) the amount of such Lender's Pro Rata Share then outstanding, by (ii) the sum of (x)the total amount of all Lenders' Pro Rata Shares then outstanding, plus (y) the total principal amount then outstanding under the CoreStates Line.

         . "Prime Rate" means the annual interest rate established from time to time by CoreStates and generally known by CoreStates as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The prime rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower. The Prime Rate shall change automatically and simultaneously with any change in CoreStates' prime rate.

         .        "Pro Rata  Percentage"  means,  as to each Lender,
 the percentage set forth next to such Lender's name on Schedule B hereto.

         .        "Pro Rata Share" means, as to each Lender, the amount set
forth next to such Lender's name on Schedule B hereto.

         . "Rate Period" shall mean for any portion of the Revolver for which the Borrower elects the LIBOR Rate, the period of time for which such rate shall apply to such principal portions. The Rate Period for the LIBOR Rate shall be for periods of one, two, three or six months.

         .        "Reimbursement  Obligation" means the obligation of Borrower to reimburse the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit.

         .        "Required  Lenders" means, at any time, Lenders holding Pro
Rata Shares aggregating at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding principal balance of the Loans.

         .        "Revolver Notes" and "Revolver Note" has such meaning as
provided in Section 2.1(a).

         .        "Security Agreements" has such meaning as provided in
Section 5.1.

         . "Special Materials" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous materials, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any by-product of any substance specified in or regulated by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar applicable state or local law), (ii) any toxic chemical or other toxic substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

         . "Subordinated Debt" means Indebtedness of Borrower to a Person with Agent's consent and which Indebtedness has been subordinated in payment and all other respects to all Lender Indebtedness on terms and conditions approved by the Required Lenders.

         .        "Surety Agreements" has such meaning as provided in Section
 5.3.

         . "Subsidiary" means a Person (a) which is organized under the laws of the United States or any State thereof, or any other country or jurisdiction, and (b) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by Borrower or Guarantors or one or more of their respective Subsidiaries.

         .        "Swingline Loan" and "Swingline Loans" has such meaning as provided for in Section 2.5.

         .        "Swingline Limit" means One Million Dollars ($1,000,000.00).

         .        "Swingline Note" has such meaning as provided in Section 2.5.

         .        "Total Capital" means,  at any time, the sum of Total
Indebtedness and shareholder's equity, all determined on a Consolidated Basis and in accordance with GAAP.

         .        "Total  Indebtedness"  means, at any time, all  Indebtedness of Borrower and its Subsidiaries for borrowed money and under Capital Lease Obligations, all determined on a Consolidated Basis.

 .        CREDIT FACILITIES; USE OF PROCEEDS.

         .        Revolving Credit Commitment.

                  () Subject to the terms and conditions contained herein, each Lender will establish for Borrower for and during the period from the date hereof and until April 8, 2001 (the "Contract Period"), a revolving credit facility (all such revolving credit facilities, but excluding the Swingline Loan(s), shall be collectively referred to as the "Revolver") pursuant to which Lenders will, from time to time, in accordance with their respective Pro Rata Percentage, severally and not jointly, make Advances to Borrower in an aggregate amount not exceeding at any time the Maximum Amount less (i) the aggregate face amount of all Letter of Credit Advances, and (ii) the aggregate amount outstanding under the Swingline Loan. Within the limitations set forth above, Borrower may borrow, repay and reborrow under the Revolver. The Revolver shall be subject to all terms and conditions set forth in all of the Loan Documents, which terms and conditions are incorporated herein. Borrower's obligation to repay the Advances and all sums at any time payable by Borrower in connection with any letter of Credit Advances shall be evidenced by Borrower's promissory notes (collectively, the "Revolver Notes" and individually a "Revolver Note") delivered to each Lender, which shall be in the respective principal amounts of each Lender's Pro Rata Share and which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in.

                  () Subject to the terms and conditions of this Agreement, each Lender agrees to lend to Borrower an amount equal to such Lender's respective Pro Rata Percentage of each Advance requested by Borrower. The outstanding amount of Advances by each Lender shall not exceed such Lender's Pro Rata Share (as such amount may change from time to time in accordance with the terms of this Agreement).

                  () Upon  delivery  of written  notice to Agent,  Borrower  may permanently reduce the Maximum Amount by increments of not less than $1,000,000.00. Such reduction shall become effective three (3) Business Days following receipt by Agent of such notice. All references herein to the Maximum Amount means the original Maximum Amount as it may be reduced from to time in accordance with the terms hereof. Failure to make any payment necessary to reduce the actual Outstanding Credit to conform to the reduced Maximum Amount within three (3) Business Days of delivery by Borrower of the foregoing notice shall constitute an Event of Default.

         .        Use of Proceeds.  Borrower  agrees to use Advances  under the
 Revolver to refinance existing debt to CoreStates and NationsBank, N.A., respectively, and for working capital and general corporate purposes, including the financing of Permitted
Acquisitions and Permitted Investments.

         .        Method of Revolver Advances.

                  () On any Business Day, Borrower may request an Advance by delivering to the officer designated by Agent such request and back-up documentation as Agent may from time to time require. Subject to the terms and conditions of this Agreement, Agent may make the proceeds of a cash Advance available to Borrower by crediting or transferring, as the case may be, such proceeds to Borrower's operating account with Agent. Each request for an Advance shall be conclusively presumed to be made by a Person authorized by Borrower to do so. However, Agent may require that specified officers of Borrower sign, make or confirm any Advance request. Agent may, in its discretion, treat every request for an Advance to accrue interest at the Base Rate as a request for a Swingline Loan to the extent the requested amount will not cause all outstanding Swingline Loans to exceed the Swingline Limit, and as a request for an Advance in the amount of the excess.

                  () All Advances requested by Borrower to bear interest at the Base Rate must be requested by 11:00 A.M., Philadelphia time, on the date such Advance is to be made. All Advances requested by Borrower to bear interest at the LIBOR Rate, or conversions of Advances subject to the Base Rate to the LIBOR Rate, must be requested by 11:00 A.M., Philadelphia time, three (3) Good Business Days prior to the date such Advance is to be made or converted.

                  ()       Each  requested  Advance shall be in a minimum amount
of  $1,000,000.00  and in increments of $250,000.00 in
excess thereof.

                  () If requested by Borrower, Agent may fund Advances in currencies other than United States Dollars ("Foreign Currency Advances"), provided that such currency is approved by Agent and all Lenders and such currency is freely transferrable and convertible into United States Dollars and readily available to banks in the London interbank market. All Foreign Currency Advances shall be subject to such rules, limitations, fees and conditions, including, without limitation, procedures for conversion of such currencies into United States Dollars, as Agent shall establish from time to time.

         .        Letter of Credit Advances.

                  () Letters of Credit. Subject to the terms and conditions contained herein, Issuing Bank shall issue for the account of Borrower under the Revolver standby letters of credit (each a "Letter of Credit"). All Letters of Credit shall be in form and content satisfactory to Issuing Bank, at its sole discretion, with a term not to exceed the earlier to occur of (i) twelve (12) months, or (ii) the expiration date of the Contract Period. Notwithstanding the foregoing, (1) at no time shall the aggregate face amount of all outstanding Letters of Credit exceed the amount of Ten Million Dollars ($10,000,000.00); and
(2) at no time shall the sum of (x) outstanding principal balance of the Revolver, (y) the aggregate face amount of all outstanding Letters of Credit and
(z) the aggregate amount outstanding under Swingline Loans, exceed the Maximum Amount.

                  () Letter of Credit Documents. Borrower will execute a Letter of Credit application and Letter of Credit agreement, and such other documents as may be required by Issuing Bank in connection with the issuance of Letters of Credit hereunder. The outstanding face amount of all Letters of Credit issued pursuant hereto will reduce Borrower's ability to borrow under the Revolver as if such face amount were a cash Advance under the Revolver. In the event that Issuing Bank pays any sums due pursuant to such Letters of Credit for any reason, such payment shall be deemed to be an Advance under the Revolver repayable by Borrower pursuant to the terms hereof.

                  () Existing Letters of Credit. The existing letters of credit described on Schedule 2.4(c) attached hereto previously issued by the Issuing Bank for the account of Borrower shall be deemed issued under this Section 2.4 and shall constitute Letter of Credit Advances.

                  () Participation. Immediately upon the issuance of any Letter of Credit, and without further action on the part of Issuing Bank or any of the Lenders, Issuing Bank is deemed to have granted to each Lender, and each Lender is deemed to have acquired from Issuing Bank, an undivided participating interest (without recourse to or warranty by Issuing Bank), in accordance with each such Lender's respective Pro Rata Percentage, in all of Issuing Bank's rights and liabilities with respect to such Letter of Credit. Each Lender shall be directly and unconditionally obligated without deduction or setoff of any kind, and without regard to the occurrence of an Event of Default, to Issuing Bank, according to each Lender's Pro Rata Percentage, to reimburse Issuing Bank for draws honored or paid by Issuing Bank at any time (including, without limitation, following commencement of any bankruptcy, reorganization, receivership or dissolution proceeding with respect to Borrower) under any Letter of Credit.

                  () Reimbursement Obligation. In order to induce the Issuing Bank to issue, extend and renew any Letter of Credit, Borrower hereby agrees to reimburse or pay to the Issuing Bank, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each such Letter of Credit for the account of Borrower issued, extended or renewed by the Issuing Bank hereunder as follows:

                           ()       on each date that any draft  presented
under any such  Letter of Credit is honored by the  Issuing
Bank or the Issuing Bank otherwise makes payment with respect thereto, (A) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (B) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank in connection with any payment made by the Issuing Bank under, or with respect to, such Letter of Credit; and

                           ()       upon the  expiration  of the  Contract
Period, termination of the Revolver or demand for payment thereof, an amount equal to 105% of the then aggregate face amount of all outstanding Letters of Credit issued hereunder for the account of a Borrower, which amount shall be held by the Issuing Bank as cash collateral for all Reimbursement Obligations, or Borrower shall deliver to Agent for the benefit of Lenders such other security for the Reimbursement Obligation as the Issuing Bank and the Required Lenders shall reasonably require.

Each such payment shall be made to the Issuing Bank at its head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2.4 at any time from the date such amounts become due and payable (whether as stated in this Section 2.4, by acceleration or otherwise) until payment in full (whether before acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank, for the account of Issuing Bank or (as the case may be) the Lenders, on demand at the Default Rate.

                  () Letter of Credit Payments.  If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall make reasonable good faith efforts to notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment, but the failure to provide such notice shall not affect Borrower's Reimbursement Obligation. The responsibility of the Issuing Bank to the Borrower shall be only to determine that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. After the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Lenders of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations shall be deemed to be Advances. No later than 1:00 p.m. (Philadelphia time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Agent, at the Agent's head office, in immediately available funds, such Lender's Pro Rata Percentage of such unpaid Reimbursement Obligations, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (ii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment until the date on which such Lender's Pro Rata Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360.
                  ()       Obligations Absolute.

                           ()       The Borrower's  Reimbursement  Obligations
 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Event of Default or any condition precedent whatsoever or any set-off, counterclaim or defense to payment which Borrower may have or have had against the Issuing Bank, the Agent, the Lenders or any beneficiary of a Letter of Credit. Borrower further agrees that the Issuing Bank, the Agent and the Lenders shall not be responsible for, and Borrower's Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of Borrower, against the beneficiary of any Letter of Credit.

                           ()       The  Issuing  Bank,  the  Agent  and the
Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued under this Agreement. Borrower agrees that any action taken or omitted by the Issuing Bank, the Agent or the Lenders under or in connection with each such Letter of Credit and the related drafts and documents, if done in good faith and not constituting gross negligence, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank, the Agent or the Lenders to the Borrower.

                  () Reliance by the Issuing Bank and the Agent. The Issuing Bank and the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank or the Agent in good faith.

         . Swingline Loans. Subject to the terms and conditions hereof, Agent, in reliance on the agreements of the other Lenders set forth in Section 2.7, may, in its absolute discretion, make swing line loans (all such swing line loans shall be collectively referred to as the "Swingline Loans" and each such loan being referred to as a "Swingline Loan") to the Borrower from time to time during the Contract Period, provided that Agent shall not make any Swingline Loan if, after giving effect to any such Swingline Loan and the use of the proceeds thereof, (i) the aggregate principal amount of all Swingline Loans then outstanding would exceed the Swingline Limit, or (ii) the Outstanding Credit at such time would exceed the Maximum Amount in effect at such time. During the Contract Period, the Borrower may, subject to the terms hereof, borrow, prepay and reborrow Swingline Loans in whole or in part, all in accordance with the terms and conditions hereof. Agent may terminate Swingline Loan availability at any time in its absolute discretion. No Swingline Loan shall be made by Agent after the expiration of the Contract Period. The obligation of Borrower to repay Swingline Loans shall be evidenced by a promissory note (the "Swingline Note") payable to the order of the Agent in the face amount of the Swingline Limit, which shall be in the form attached hereto as Exhibit "B", with the blanks appropriately filled in.

         .        Procedure for Swingline Borrowing.

                  () Subject to the other terms hereof, Borrower may request a Swingline Loan on any Business Day during the Contract Period by delivering to the officer designated by Agent such request and back-up documentation as Agent may from time to time require. Subject to the terms and conditions of this Agreement, Agent may make the proceeds of each Swingline Loan available to Borrower by crediting or transferring, as the case may be, such proceeds to Borrower's operating account with Agent. Each request for a Swingline Loan shall be conclusively presumed to be made by a Person authorized by Borrower to do so. However, Agent may require that specified officers of Borrower sign, make or confirm any such request.

                  () All requests for a Swingline Loan must be received by Agent prior to 2:00 P.M. (Philadelphia time) on the requested date of advance, and shall specify the amount of the requested Swingline Loan, which shall be in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000.00) or a whole multiple of One Hundred Thousand Dollars ($100,000.00) in excess thereof. The Borrower may at any time and from time to time, prepay the Swingline Loans, in whole or in part, without premium or penalty, by notifying (which notice may be given by telephone (to be promptly confirmed in writing, including by facsimile)) Agent prior to 12:00 P.M., Philadelphia time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of One Hundred Thousand Dollars ($100,000.00) or a whole multiple of One Hundred Thousand Dollars ($100,000.00) in excess thereof.

         .        Refunding of Swingline Loans; Participations in Swingline
Loans.

                  () The Agent may, on behalf of the Borrower (which hereby irrevocably authorizes the Agent to act on its behalf in such regard), at any time and from time to time, request each Lender to make an Advance under the Revolver (which shall bear interest at the Base Rate) in an amount equal to such Lender's Pro Rata Percentage of the amount of the aggregate outstanding principal amount of the Swingline Loans, or such portion thereof as Agent desires to have repaid, regardless of whether the conditions set forth in
Section 12 have been satisfied in connection therewith. Unless any of the events described in Section 13.1(e) or (f) shall have occurred with respect to the Borrower (in which event the procedures of Subparagraph (b) of this Section shall apply) each Lender shall make its Pro Rata Percentage of the Requested Advance available to the Agent for the account of Agent at Agent's office prior to 11:00 A.M., Philadelphia time, in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Advances shall be immediately applied to repay the relevant Swingline Loans. Effective on the day such Advances are made, the relevant Swingline Loans so paid shall no longer be outstanding as a Swingline Loan and shall no longer be due under the Swingline Note. The Borrower authorizes Agent, upon written notice to the Borrower, to charge the Borrower's accounts with Agent (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swingline Loans.

                  () If prior to the making of an Advance pursuant to Subparagraph (a) of this Section 2.6 one of the events described in Subparagraph 13.1(e) or (f) shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Advance was to or would have been made pursuant to the notice in Subparagraph (a) above, purchase an undivided participating interest in the outstanding Swingline Loans in an amount equal to
(i) its Pro Rata Percentage times (ii) the aggregate principal amount of Swingline Loans then outstanding. Each Lender will immediately transfer to Agent, in immediately available funds, the amount of its participation, and upon receipt thereof Agent will deliver to such Lender a Swingline Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  () Whenever, at any time after any Lender has purchased a participating interest in a Swingline Loan, Agent receives any payment on account thereof, Agent will distribute promptly to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded), provided, however, that in the event that such payment received by Agent is required to be returned, such Lender will return to Agent any portion thereof previously distributed by Agent to it.

                  () Each Lender's obligation to make the Advances referred to in Subparagraph (a) above and to purchase participating interests pursuant to Subparagraph (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against Agent, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower,
(iv) any breach of this Agreement or any other Loan Document by the Borrower, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Without limiting the foregoing, each such Advance shall be made by Lenders notwithstanding that (i) the amount of the Advance does not meet the minimum amount required under Section 2.3, (ii) any conditions to Advances under Section 12 may not then be satisfied, (iii) an Event of Default exists and/or (iv) the Advance is requested after the expiration of the Contract Period.

         .        Payments Among Lenders.

                  () Amounts of principal paid to Agent by Borrower in connection with the Revolver from time to time shall be applied first to repay Swingline Loans and then to each Lender's respective Pro Rata Share of the Advances. Interest shall accrue and each Lender shall be entitled to receive interest from Borrower at the applicable rate on the outstanding dollar amount of the Advances actually funded by such Lender. Sums payable to Lenders as a result of such payments shall, subject to the rights of offset otherwise described herein, be paid by Agent promptly to the Lenders in federal funds via wire transfers.

                  () With respect to all requests for Advances, and in lieu of Advances funded by Agent under the Swingline Loan, Agent shall provide the Lenders with notice that Borrower has requested an Advance (whether subject to the Base Rate or the LIBOR Rate, the actual interest rate and the Rate Period), on the same Business Day as such request, and request each Lender to provide Agent with such Lender's Pro Rata Percentage of such requested Advance prior to Agent's making such Advance. Upon receipt of such notice from Agent prior to 12:00 P.M., Philadelphia time, on the date the Advance is requested, each Lender shall remit to Agent its respective Pro Rata Percentage of such requested Advance, prior to 2:00 P.M. Philadelphia time, on the Business Day Agent is scheduled to make such Advance. Neither Agent nor any other Lender shall be obligated, for any reason whatsoever, to remit the share of any other Lender. Agent shall not be required to make the full amount of the requested Advance unless and until it receives funds representing each other Lender's Pro Rata Percentage of such requested Advance, but Agent shall remit to Borrower that portion of the requested Advance equal to the Pro Rata Percentages of such requested Advance which it has received from the Lenders.

                  () If Agent does not receive each other Lender's Pro Rata Percentage of such requested Advance, and Agent elects, in its sole discretion, without any obligation at any time to do so, to make the requested Advance on behalf of Lenders, or any of them, Agent shall be entitled to receive each Lender's Pro Rata Percentage of each Advance, together with interest at a per annum rate equal to the applicable interest rate set forth in Section 3.1 below for such Advance during the period commencing on the date such Advance is made and ending on (but excluding) the date Agent recovers such amount. Each Lender is absolutely and unconditionally obligated, without deduction or setoff of any kind, to forward to Agent its Pro Rata Percentage of each Advance made pursuant to the terms of this Agreement. To the extent Agent is not reimbursed by such Lender, Borrower shall repay Agent immediately on demand, such amount.

         . Defaulting Lenders. To the extent and during the time period in which any Lender fails to provide or delays providing its respective payment to Agent pursuant to any of the provisions of Sections 2.7 or 2.8, or any other payment payable by a Lender to Agent under the terms of this Agreement (any such Lender being referred to, during such period, as a "Defaulting Lender" and any such payment being referred to as a "Delinquent Payment"), and without limiting any other rights or remedies otherwise available to Agent or another Lender hereunder, at law or in equity, Agent may: (i) set off the obligations of such Defaulting Lender against any distributions or payments of the Lender Indebtedness to which such Lender would otherwise be entitled at any time, (ii) withhold such distributions or payments of such Lender Indebtedness to which such Defaulting Lender would otherwise be entitled and make such distributions or payments to Agent or other applicable Person in an amount equal to, and as a repayment of, the Delinquent Payment, and/or (iii) recover any and all actual losses and damages Agent may incur (including without limitation, reasonable attorneys' fees) from any Defaulting Lender. In addition, notwithstanding any definition or other provision of this Agreement to the contrary, during any period in which a Lender is a Defaulting Lender, all calculations for voting purposes among the Lenders shall be made as if the Defaulting Lender were not a Lender and not a party to this Agreement. Further, a Defaulting Lender shall pay to Agent interest on the Delinquent Payment from the date due until paid at the Federal Funds Effective Rate. Nothing contained in this Section 2.9 shall (i) require Agent or any other Lender to pay any Delinquent Payments for or on behalf of a Defaulting Lender, or (ii) affect a Delinquent Lender's obligations to fund future Advances in accordance with its Pro Rata Percentage as set forth on Schedule B.

 .        INTEREST RATES.

         . Revolver Interest Rate Options. Provided that no Event of Default shall have occurred, interest on the unpaid principal balance of the Revolver will accrue from the date of advance until final payment thereof, at a rate or rates selected by Borrower from one of the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:

                           ()       the Base Rate; or

                           ()       the LIBOR Rate.

                  () Request for Base Rate. If the Borrower desires that the Base Rate shall apply to all or part of the principal balance under the Revolver, Borrower shall give Agent a Base Rate Notification. Upon delivery by Borrower to Agent of a Base Rate Notification, the principal balance under the Revolver identified in such Base Rate Notification shall accrue interest at the Base Rate as follows: (i) with respect to the principal amount of any new Advance under the Revolver, from the date of such Advance until the effective date of another interest rate chosen for such amount in accordance with the terms of this Agreement; and/or (ii) with respect to the principal amount of any portion of the Revolver outstanding and accruing interest at the LIBOR Rate at the time of the Base Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the effective date of another interest rate option chosen for such amount in accordance with the terms of this Agreement.

                  () Request for LIBOR Rate. If the Borrower desires that all or part of the principal balance under the Revolver accrue interest at the LIBOR Rate, Borrower shall give Agent a LIBOR Rate Notification. Upon delivery by Borrower to Agent of a LIBOR Rate Notification, that portion of the principal balance outstanding under the Revolver identified in such LIBOR Rate Notification shall accrue interest at the LIBOR Rate as follows: (i) with respect to the principal amount of any new Advance under the Revolver, from the date of such Advance until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (ii) with respect to the principal amount of any portion of the Revolver outstanding and accruing interest at another LIBOR Rate at the time of the LIBOR Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (iii) with respect to all or any portion of the principal amount of the Revolver outstanding and earning interest at the Base Rate at the time of such LIBOR Rate Notification, from the date set forth in such LIBOR Rate Notification until the end of the Rate Period specified in such LIBOR Rate Notification.

                  () Certain Provisions Concerning Revolver Interest Rates. Borrower understands and agrees that: (i) subject to the provisions of this Agreement, the interest rates set forth in Section 3.1 above may apply simultaneously to different portions of the outstanding principal of the Revolver; (ii) the LIBOR Rate may apply simultaneously to various portions of the outstanding principal of the Revolver for various Rate Periods; (iii) the LIBOR Rate applicable to any portion of the outstanding principal of the Revolver may be different from the LIBOR Rate applicable to any other portion of the outstanding principal of the Revolver; (iv) Advances under the Revolver accruing interest at the LIBOR Rate must be in increments of at least One Million Dollars ($1,000,000.00); and (v) no more than six (6) Advances under the Revolver accruing interest at the Rate may be outstanding at any one time.

                  () Unlawful for a Lender. In the event that, as a result of any changes in applicable law or regulation or the interpretation thereof, it becomes unlawful for a Lender to maintain or fund any Loans under the Revolver at the LIBOR Rate, then such Lender shall immediately notify Agent who shall immediately notify the other Lenders and Borrower thereof and such Lender's obligations to make, convert to, or maintain any Loans under the Revolver at the LIBOR Rate shall be suspended until such time as such Lender may again cause the LIBOR Rate to be applicable to its share of any Loans under the Revolver and, until such time, such Lender's share of Loans under the Revolver subject to the LIBOR Rate shall accrue interest at the Base Rate. Promptly after becoming aware that it is no longer unlawful for such Lender to maintain or fund Loans at the LIBOR Rate, such Lender shall notify Agent who will notify Borrower and the other Lenders thereof and such suspension shall cease to exist.

                  () Base Rate Option Fall Back. After expiration of any Rate Period, any principal portion of the Revolver corresponding to such Rate Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Base Rate from the date of expiration of such Rate Period until paid in full, unless and until the Borrower requests a conversion to the LIBOR Rate in accordance with the terms of this Agreement.
                  () LIBOR Rate Unascertainable or Unavailable. If, at any time, Agent shall reasonably determine (which determination shall be conclusive) that the LIBOR Rate is unavailable or that adequate means for ascertaining the LIBOR Rate do not exist, Agent shall promptly notify Borrower and Lenders of such determination. Upon such determination, the right of Borrower to select, maintain and/or convert to the LIBOR Rate shall be suspended until notice from Agent to Borrower and Lenders that the LIBOR Rate is again available or ascertainable and, until such time, the outstanding balance under the Revolver shall accrue interest at the Base Rate.

         .        Swingline Loan Interest.  Interest shall accrue on the unpaid principal balance of the Swingline Loans from the date of advance until final payment thereof at the Base Rate.

         . Default Interest. Interest will accrue on the principal balance of the Revolver and the Swingline Loan, respectively, after the occurrence of an Event of Default or expiration of the Contract Period at a rate which is two percent (2%) in excess of the non-default rate otherwise set forth for the applicable facility (the "Default Rate").

         .        Post  Judgment  Interest.  Any judgment  obtained  for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

         .        Calculation.  Interest  will be  computed  on the basis of a year of 360 days and paid for the actual  number of days
                  -----------
elapsed.

         . Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Agent may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Agent. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

 .        PAYMENTS AND FEES.

         . Interest Payments. Interest on all Swingline Loans and interest on Advances under the Revolver accruing at the Base Rate will be due and payable monthly, in arrears, on the first day of each calendar month commencing on the first day of the first calendar month after the date hereof. Interest on Advances under the Revolver accruing at the LIBOR Rate will be due an payable on the earlier to occur of the (i) last day of the Rate Period corresponding to such portion of the Revolver, (ii) the ninetieth (90th) day after the date of advance to Borrower of such portion of the Revolver, or (iii) the expiration of the Contract Period. With respect to Advances under the Revolver accruing at a LIBOR Rate with a Rate Period in excess of 90 days, accrued interest shall also be due on the last day of the Rate Period. All interest accruing on the Credit Facilities on and after an Event of Default or expiration of the Contract Period shall be payable ON DEMAND.

         . Principal Payments. Borrower will pay the outstanding principal balance of the Revolver, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the Contract Period. Borrower will pay the outstanding principal balance of the Swingline Loans, together with accrued and unpaid interest thereon, ON DEMAND made at any time by Agent. Borrower acknowledges that Agent may make demand for sums outstanding under the Swingline Loans, at any time, for any reason and for no reason.

         . Letter of Credit Fees. For each issuance or renewal of a Letter of Credit, Borrower will pay to Agent, for the pro rata benefit of Lenders in accordance with their respective Pro Rata Percentage, an issuance or renewal fee in an amount equal to the Applicable Rate Margin on a per annum basis (calculated at the time of issuance of the Letter of Credit) of the face amount of such Letter of Credit, payable quarterly in arrears. In addition, Borrower shall pay to Issuing Bank for its own account a fee equal to 0.125% per annum of the face amount of each Letter of Credit, payable in full coincident with and as a condition of the issuance or renewal of each Letter of Credit, together with such other fees and charges in connection with the negotiation or cancellation of each Letter of Credit as may be customarily charged by Issuing Bank. All Letter of Credit fees shall be computed on the basis of a year of 360 days.

         . Loan Fee. Borrower shall have paid to Agent, for the pro rata benefit of Lenders in accordance with their respective Pro Rata Percentage, on or before the date hereof, a loan fee of One Hundred Fifty Thousand Dollars ($150,000.00) (.25% of the Maximum Amount); which fee is fully earned and non-refundable for any reason, including any subsequent reduction in the Maximum Amount.

         . Usage Fee. So long as the Revolver is outstanding and has not been terminated, and the Lender Indebtedness has not been satisfied in full, Borrower shall unconditionally pay to Agent, for the pro rata benefit of Lenders in accordance with their respective Pro Rata Percentage, a fee equal to .25% per annum of the daily unused portion of the Revolver (which shall be calculated as the difference between the Maximum Amount (or such greater amount if the Maximum Amount is ever increased), minus the outstanding Advances under the Revolver and the outstanding Swingline Loans at the close of business on the date such calculation is made), which fee shall be computed on a quarterly basis in arrears and shall be due and payable on the first day of each quarter commencing on July 1, 1998. The foregoing fee shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed.

         . Late Charge. In the event that Borrower fails to pay any principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days after the date such payment is first due, in addition to paying such sums, Borrower will pay to Agent, for the pro rata benefit of Lenders in accordance with their respective Pro Rata Percentage, a late charge equal to five percent (5%), of such past due payment as compensation for the expenses incident to such past due payment.

         .        Termination of Revolver.  Borrower may terminate the Revolver upon ninety (90) days prior written notice to Agent.
                  -----------------------

         . Payment Method. Borrower irrevocably authorizes Agent to debit all payments required to be made by Borrower hereunder or under the Credit Facilities on the date due, from any deposit account maintained by Borrower with Agent or to make a Base Rate Advance under the Revolver or a Swingline Loan to cover such payments. Otherwise, Borrower will be obligated to make such payments directly to Agent. All payments are to be made in immediately available funds. If Agent accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Agent.

         .        Application of Payments.

                  () Subject to the terms and conditions of Article 14 below, any and all payments on account of the Credit Facilities will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Agent, in its discretion, elects; provided, however, that, as long as no Event of Default as occurred, Agent will attempt to apply payments first to sums accruing interest at the Base Rate before applying payments to Advances accruing interest at the Rate if such payment would be made prior to expiration of the Rate Period for such Advance.

                  () If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

                  () Prior to the occurrence of an Event of Default, all payments received by Agent from Borrower shall be applied to the Credit Facilities or the CoreStates Line as designated by Borrower. After the occurrence of an Event of Default and during the continuance thereof, all payments received by Agent from Borrower (or for the benefit of Borrower) shall be applied as provided in Section 14.4(d).

         . Loan Account. Agent will open and maintain on its books a loan account (the "Loan Account") with respect to Credit Facilities made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Agent under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrower as to the amount at any time due to Lenders from Borrower under this Agreement or the other Loan Documents.

         . Indemnity; Loss of Margin. Borrower will indemnify Agent and each Lender against any loss or expense which Agent or such Lender sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrower to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. Each Lender will notify Agent if such Lender sustains or incurs any such loss or expense and will provide Agent with a brief explanation of the calculation of the amount thereof. If Agent or any Lender sustains or incurs any such loss or expense Agent will from time to time notify Borrower in writing of the amount determined in good faith by the Agent or such Lender to be necessary to indemnify Agent or such Lender for the loss or expense. Such amount will be due and payable by Borrower to Agent or such Lender within ten (10) days after presentation by Agent to Borrower of a statement setting forth a brief explanation of the calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Agent or any Lender under this Section 4.11 will bear interest at the Default Rate (for Advances accruing interest at the Base Rate) from the due date until paid, both before and after judgment.

         In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                  () subjects Agent or any Lender to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Agent or any Lender imposed by the United States of America or any political subdivision thereof); or

                  () imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or Letters of Credit issued or commitment to issue Letters of Credit by, the Agent or any Lender; or

                  ()       imposes upon Agent or any Lender any other  condition
with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Agent or such Lender, reduce the income receivable by or return on equity of Agent or such Lender or impose any expense upon Agent or such Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, any Lender so affected shall notify Agent (and shall provide Agent with a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense) and Agent shall so notify Borrower in writing that such Lender or the Agent, as the case may be, has been so affected. Borrower agrees to pay Agent or such Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Agent of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Agent's or such Lender's calculation of the amount (in determining such amount the Agent or such Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate (for Advances accruing interest at the Base Rate) from the due date until paid, both before and after judgment.

         . Indemnity for LIBOR Portion. Borrower shall indemnify Agent and each Lender against any loss or expense (including loss of margin) which Agent or any Lender has sustained or incurred as a consequence of (a) payment, prepayment or conversion of any LIBOR Rate Portion on a day other than the last day of the corresponding Rate Period (whether or not any such payment is pursuant to demand by Agent and whether or not any such payment, prepayment or conversion is consented to by Agent, unless Agent shall have expressly waived such indemnity in writing); or (b) attempt by Borrower to revoke in whole or in part any irrevocable LIBOR Rate Notification pursuant to this Agreement.

                  If any such loss is sustained, Agent shall from time to time notify Borrower of the amount determined in good faith by Agent or such Lender, as the case may be (which determination shall be conclusive), to be necessary to indemnify Agent or such Lender, as the case may be, for such loss or expense. Such amount shall be due and payable by Borrower on demand.

         .        Taxes.

                  () If any tax, charge or payment (collectively, a "Tax") is required by law of any nation, state or political subdivision thereof to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to Agent or any Lender under this Agreement or any of the Loan Documents, the Borrower shall (i) withhold or deduct the amount of such Tax from such payment and pay such Tax to the appropriate taxing authority in accordance with applicable law, (ii) pay to the Agent or the Lenders, as applicable, such additional amounts as may be necessary so that the net amount received by the Agent and Lenders with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement or any of the Loan Documents, and (iii) within 30 days after the day of such payment, furnish to the Agent the original or a certified copy of a receipt for such Tax from the applicable taxing authority.

                  () The Borrower shall, promptly upon request by Agent or any Lender for the payment thereof, pay to the Agent an amount equal to the sum of
(i) all Taxes (other than taxes as are imposed on each Lender's net income, i.e "Bank Taxes") payable by the Agent or any Lender with respect to any payment due to Agent or any Lender under this Agreement or any other Loan Documents and (ii) all Taxes (including Bank Taxes) payable by the Agent or any Lender as a result of payments made by the Borrower or any Obligor (whether made to a taxing authority or to the Agent or any Lender) pursuant hereto.

                  () (i) Each Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) shall submit, to the extent it may legally do so, to the Borrower and the Agent on or before the first date on which any payment is due to it under this Agreement or which any payment is due to it under this Agreement or any of the other Loan Documents, two duly completed and signed copies of either (A) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement or any other Loan Document or (B) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement or any other Loan Document. Each such Lender shall, from time to time after submitting either such form, submit, to the extent it may legally do so, to the Borrower and the Agent such additional duly completed and signed copies of one or the other such forms (or such successor forms or other documents as shall be adopted from time to time by the relevant United States taxing authorities) as may be (A) requested in writing by the Borrower or the Agent and (B) appropriate under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender pursuant to this Agreement or any other Loan Document. Upon the requests of the Borrower or the Agent, each Lender that is a United States person shall submit to the Borrower and the Agent a certificate to the effect that it is such a United States person.

                           (ii)     If any  Lender  determines  that it is
unable to submit to the Borrower or the Agent any form or certificate described in the preceding paragraph, or that it is required to withdraw or cancel any such form or certificate, or that any such form or certificate previously submitted has otherwise become ineffective or inaccurate, such Lender shall promptly notify the Borrower and the Agent of such fact.

                           (iii)  The  provisions  of this  Section  4.13  shall
survive the termination of this Agreement and the payment of the Lender Indebtedness.

         .        Fees to Agent.  Borrower shall pay when due all fees payable to Agent under the Commitment.

 .        SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

         . Personal Property. As security for the full and timely payment and performance of all Lender Indebtedness, each Obligor shall grant to Agent, on behalf of Lenders and the Issuing Bank, a security interest in all of such Obligor's personal property, whether now owned or hereafter acquired, as evidenced by those certain security and other agreements executed of even date by Borrower and Guarantors in favor of Agent. Such security and other agreements, as they may be amended from time to time, together with any and all other security and/or other agreements hereafter executed by any Obligor in favor of Agent as security for any of the Lender Indebtedness, are referred to herein collectively as the "Security Agreements."

         . Interests in Subsidiaries. As further security for the Lender Indebtedness, Borrower shall pledge and assign to Agent, or cause to be pledged and assigned to Agent, for the pro rata benefit of the Lenders and the Issuing Bank (i) 66% of the issued and outstanding shares or other equity interests of Borrower in each Subsidiary of Borrower which is a "controlled foreign corporation" under the provisions of Section 957 of the Internal Revenue Code of 1986, as amended, and (ii) 100% of the issued and outstanding shares or other equity interests of Borrower in each other Subsidiary of Borrower. Such pledge and assignment shall also cover all dividends, distribution and other proceeds with respect to such shares or equity interests, and shall be evidenced by such securities pledge agreements and other documentation as Agent shall require to evidence, effect or perfect such pledge and assignment (collectively the "Pledge Agreements").

         . Surety. As further security for the Lender Indebtedness, Borrower shall cause to be executed and delivered to Agent for the pro rata benefit of Lenders and the Issuing Bank, the absolute, unconditional, unlimited sureties (collectively, the "Surety Agreements") of the Guarantors, in form and content satisfactory to Agent. The obligations of each Guarantor under its respective Surety Agreement shall be secured by the liens and security interests granted by such Guarantor in its respective Security Agreements and/or Pledge Agreements.

         . General. The collateral described above in Sections 5.1, 5.2 and 5.3 is collectively referred to herein as the "Collateral". The above-described security interests, assignments, liens and guarantees shall not be rendered void by the fact that no Lender Indebtedness exists as of any particular date, but shall continue in full force and effect until the Lender Indebtedness has been repaid, and no Lender has any agreement or commitment outstanding pursuant to which such Lender may extend credit to or on behalf of Borrower.

         . Collection of Receivables; Proceeds of Collateral. Each Obligor will collect its accounts receivable only in the ordinary course of business. If requested by Agent on or after the occurrence of an Event of Default, each Obligor will notify all of its account debtors to forward all accounts receivable collections owed to such Obligor to a lockbox maintained by Agent, and will execute such lockbox agreements as may be required by Agent and will pay to Agent, as applicable, all customary fees in connection with such lockbox arrangement. Immediately upon receipt, Obligors will forward to Agent, all other checks, drafts and other monies received by Obligor which are proceeds of the Collateral, for delivery to the lockbox maintained by such party.

 .        REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants as follows:

         . Valid Organization, Good Standing and Qualification. Borrower and each other Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation as described on
Schedule 6.1, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted under the laws of each other jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

         . Licenses. Obligors and their employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business and perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction.

         . Ownership Interests. The ownership interests of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of each Covered Person and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 6.3 attached hereto.

         .        Subsidiaries.  Except as set forth on Schedule 6.4 attached hereto, neither Borrower nor any other Covered Person owns all or any material part of the shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

         . Financial Statements. Borrower has furnished to Agent the audited consolidated financial statements of Borrower and its Subsidiaries certified by independent public accountants as of September 30, 1997, and the financial statements of Borrower and its Subsidiaries as of December 31, 1997, and all management and comment letters from such accountants in connection therewith. Such financial statements (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower and its Subsidiaries at such dates, and have been prepared in accordance with GAAP (subject to year end adjustments, if applicable).
         .        No Material  Adverse  Change in  Financial  Condition.
There has been no material adverse change in the financial condition of Borrower or any of its Subsidiaries since December 31, 1997.

         . Pending  Litigation or  Proceedings.  Except as set forth on Schedule
6.7 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting any Covered Person, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         . Due Authorization; No Legal Restrictions. The execution and delivery by Obligors of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of each Obligor, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Obligor's Certificate or Articles of Incorporation, By-Laws, partnership agreement, operating agreement or other governing agreements, or any indenture, mortgage, loan or credit agreement or instrument to which any Obligor is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and
(c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Obligor under the terms or provisions of any such agreement or instrument, except liens in favor of Agent for the pro rata benefit of Lenders and Issuing Bank.

         .        Enforceability.  The Loan Documents have been duly executed by
Obligors and delivered to Agent and constitute legal, valid and binding obligations of Obligors, enforceable in accordance with their terms.

         .  No  Default  Under  Other   Obligations,   Orders  or   Governmental
Regulations. No Obligor is in violation of its Certificate or Articles of Incorporation, partnership agreement, operating agreement or other governing agreements, or in default in the performance or observance of any of its respective obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and no Obligor is in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

         .        Governmental  Consents.  No consent,  approval or
authorization  of or  designation,  declaration or filing with any governmental  authority  on the part of any  Obligor is required in  connection with the  execution,  delivery or  performance  by any
Obligor  of  the  Loan  Documents  or  the   consummation  of  the  transactions
contemplated thereby.

         . Taxes. All Covered Persons have filed all tax returns which they are required to file and have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all respects. Borrower does not know of any proposed additional assessment or basis for any assessment of additional taxes.

         . Title to Collateral. The Collateral is and will be owned by Obligors free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Agent for the pro rata benefit of Lenders and Issuing Bank and those liens and encumbrances permitted under Section 7.9 below. Obligors will defend the Collateral against any claims of all Persons.

         . Addresses. During the past five (5) years, no Obligor has been known by any names (including trade names) other than those set forth in Schedule 6.14 attached hereto and has been located at any addresses other than those set forth on Schedule 6.14 attached hereto. The portions of the Collateral which are tangible property and Obligors' respective books and records pertaining thereto will at all times be located at the addresses set forth on Schedule 6.14; or such other location determined by Obligors after prior notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent's security interests in the Collateral and access to Obligors' books and records. Schedule 6.14 identifies the chief executive office of each Obligor.

         .        Current Compliance.  Obligors are currently in compliance with all of the terms and conditions of the Loan Documents.

         . Pension Plans. Except as disclosed on Schedule 6.16 hereto, (a) no Obligor has any obligations with respect to any employee pension benefit plan ("Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Obligor which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Obligors' respective Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) no Obligor has any existing liability to the PBGC. No Obligor is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in Section 4001(a)(3) of ERISA.
         . Leases and Contracts. Each Covered Person has complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder. To Borrower's knowledge, no other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

         . Intellectual Property. Each Covered Person owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate such Covered Person's properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 6.18 sets forth an accurate list and description of each Covered Person's patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing.

         . Business Interruptions. Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of any Covered Person has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, or any order or law of any foreign jurisdiction, directed against any Covered Person. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Covered Person.

         . Year 2000 Warranty. All software developed by a Covered Person and used by a Covered Person (the "Software") and all updates thereto will, and to the best knowledge of Borrower, all other software used by any Covered Person ("Other Software") will, prior to December 1, 1999, correctly handle the change of the century in a standard and compliant manner, including the year 2000 and beyond as well as the leap year and the absence of leap year, and will operate accurately in all respects with respect to date related operations. For purposes of this Agreement, compliance with the foregoing shall mean that the Software and the Other Software will operate and correctly process such that (i) calculations using dates execute utilizing a four digit year, (ii) the Software and Other Software functionality, including, but not limited to, entry, inquiry, maintenance, update and display (whether on-line, batch or otherwise) shall support four digit year processing, (iii) interfaces and reports shall support four digit year processing, (iv) successful transition to the year 2000 using the correct system date shall occur without human intervention, (v) after transition to the year 2000, processing with a four digit year shall occur without human intervention, (vi) all leap years shall be calculated correctly,
(vii) correct results shall be produced in forward and backward date calculations spanning century boundaries, including the conversion of previous years currently stored as two digits, and (viii) the Software and Other Software complies with industry standards regarding the change of the century and year 2000 compliance.

         . Accuracy of Representations and Warranties. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower or any other Covered Person pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower knows and has not disclosed to Agent, which does or may materially and adversely affect any Covered Person or any of their operations.

 .        GENERAL COVENANTS.  Borrower will, and will cause each Covered Person to, comply with the following:

         .        Payment of Principal,  Interest and Other Amounts Due.
Borrower will pay when due all Lender Indebtedness and all other amounts payable by it hereunder.

         . Limitation on Sale and Leaseback. No Covered Person will enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which such Covered Person shall intend to use for substantially the same purposes as the property sold or transferred.

         . Limitation on Indebtedness. No Covered Person will have at any time outstanding to any Person other than Lenders, any Indebtedness for borrowed money or any Indebtedness under Capitalized Leases, or any outstanding Letters of Credit (except as issued hereunder), except:

                  ()       current  accounts  payable  incurred in the  ordinary
course of such Covered Person's business, accrued expenses and other current items arising out of transactions (other than borrowings) in the ordinary course of its business;

                  ()       existing Indebtedness for borrowed money and
Capitalized Lease Obligations described on Schedule 7.3;

                  () future purchase money Indebtedness and Capitalized Lease Obligations in an aggregate amount not to exceed $1,000,000.00 outstanding at any time, provided that Lenders shall have the right of first refusal to provide such financing in accordance with their respective Pro Rata Percentages on reasonably competitive terms;

                  ()       principal, interest, fees and other sums at any time
owing to CoreStates under the CoreStates Line; and

                  ()       the obligations of Subsidiaries of Borrower to
Borrower under Permitted Affiliate Loans.

         Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Agent.

         . Investments and Loans. Neither Borrower nor any of its Subsidiaries will have or make any investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, including, without limitation, any additional investments in or loans to any Subsidiary, except:

                  ()       Investments in direct or indirect obligations of, or
 obligations  unconditionally  guaranteed by, the United
States of America and maturing within twelve (12) months from the date of acquisition;

                  () Investments in commercial paper of Lenders or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days from the date of acquisition;

                  ()       Certificates  of  deposit  maturing  within  twelve
(12) months from the date of acquisition issued by CoreStates;

                  ()       Existing investments and loans listed on Schedule 7.4
 attached hereto;
                                                                    ------------

                  ()       Investments arising directly as a result of a
Permitted Acquisition under Section 7.7;

                  ()       Permitted Affiliate Loans; and

                  () Temporary loans to employees for relocation costs provided that the total principal amount of such loans outstanding at any time shall not exceed $300,000.00.

         An investment expressly permitted under the terms of this Section 7.4 is referred to herein as a "Permitted Investment."

         . Guaranties. No Covered Person will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person.

         . Disposition of Assets. No Covered Person will sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory in the ordinary course for fair consideration, provided, however, that a Covered Person may, provided that no Event of Default exists, sell or dispose of assets if (a) done so in the ordinary course of its business and the aggregate value of all such assets does not exceed $250,000.00 in any one fiscal year or (b) the sale is of Borrower's real estate in South Carolina in connection with the scheduled termination of Borrower's operations at such property.

         . Merger; Consolidation; Business Acquisitions; Subsidiaries. No Covered Person will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries (each of the foregoing being referred to herein as an "Acquisition Transaction"); provided, however, that a Covered Person may enter into or become a party to an Acquisition Transaction if each of the following conditions (collectively the "Acquisition Requirements") are satisfied as determined by Agent:

                           ()       no Event of Default exists and no Event of
Default will, upon the delivery of notice or passage of time, arise, directly or indirectly, as a result of the consummation of the Acquisition Transaction;

                           ()       the Person  being merged into or
consolidated  with a Covered  Person,  the new  Subsidiary  being formed or acquired or the business or assets being acquired, as applicable, are in the same line of business of Borrower or a related business line disclosed to Agent and Lenders on or before the date hereof.
                           ()       the total  consideration  paid or to be paid
by all  Covered  Persons  in  connection  with any one
Acquisition Transaction does not exceed $5,000,000 and the total consideration paid or to be paid by all Covered Persons in connection with all such Acquisition Transactions in any one fiscal year does not exceed $10,000,000;

                           ()       Borrower delivers to Agent and Lenders,  not
less than 30 days' prior notice of the consummation of any such Acquisition Transaction and delivery to Agent and Lenders, copies of all purchase, merger, sale and other documents evidencing the Acquisition Transaction;

                           ()       Borrower  delivers  to Agent  and  Lenders
financial statements, in form acceptable to Agent, projecting that Borrower and its Subsidiaries shall after giving effect to the Acquisition Transaction, be in compliance with the financial covenants of
Section 8 hereof for each of the four (4) fiscal quarters following consummation of the Acquisition Transaction, together with such other information regarding the Acquisition Transaction as Agent or any Lender may reasonably request;

                           ()       If the  Acquisition  Transaction  involves a
merger with an Obligor, the Obligor is the surviving entity;

                           ()       If  requested  by Agent,  all assets
acquired by a Covered  Person as a result of the  Acquisition
Transaction, including, without limitation, the shares of stock or equity interests in any newly formed Subsidiary, is pledged and assigned to Agent for the pro rata benefit of the Lenders and the Issuing Bank as security for the Lender Indebtedness, and such pledge and assignment constitutes a first perfected security interest (or its equivalent) created under applicable law, is evidenced by such documents and agreements as Agent shall require, and is accompanied by such appraisals, searches, legal opinions and other items as Agent shall require, and all of the foregoing is acceptable to Agent in form and content.

                           ()       Borrower  reimburses  Agent  for all  costs,
fees and expenses, including, without limitation, attorneys' fees, appraisal and search costs and recording fees, incurred by Agent in connection with the preparation or review of any of the foregoing items;

                           ()       If the  Acquisition  Transaction  involves
the creation of a Subsidiary of Borrower, at Agent's request, such new Subsidiary guarantees and becomes a surety for all Lender Indebtedness and all assets of such new Subsidiary are pledged and assigned as security for all Lender Indebtedness; and

                           ()       Any new Subsidiary  created as a result of
the Acquisition Transaction shall become subject to all terms and conditions of this Agreement to the same extent as any other Covered Person existing on the date hereof.

An Acquisition Transaction which satisfies all of the Acquisition Requirements is referred to herein as a "Permitted Acquisition". Notwithstanding the foregoing, (a) an Acquisition Transaction based on the transaction described on
Schedule 7.7A attached hereto shall be deemed a Permitted Acquisition if (x) the final terms and conditions thereof are approved by the Required Lenders and (y) all of the Acquisition Requirements other than item (iii) above are satisfied; and (b) an Acquisition Transaction based on the transaction described on
Schedule 7.7B attached hereto shall be deemed a Permitted Acquisition if (x) consummated on the terms and conditions described on Schedule 7.7B and (y) all of the other Acquisition Requirements other than items (ii) and (iii) are satisfied.

         . Taxes; Claims for Labor and Materials. Each Covered Person will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets, provided, however, that such Covered Person shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity) and it shall have set aside on its books, or at the request of Agent, deposited with Agent, adequate reserves with respect thereto. No Covered Person will file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary thereof.

         . Liens. No Covered Person will create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

                  ()       Security  interests  held by Agent for the pro rata
benefit of Lenders and Issuing Bank as contemplated herein;

                  () Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

                  ()       Existing liens and security interests listed on
Schedule 7.9 attached hereto;
------------

                  ()       Purchase money liens or Capitalized Leases, provided
 that:

                           ()       the property  subject to any of the
foregoing is acquired or leased by the Covered Person in the ordinary course of its business and the lien on any such property is created contemporaneously with such acquisition;

                           ()       purchase  money  Indebtedness  or
Capitalized Lease Obligations so created shall not exceed the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby;

                           ()       the purchase money  Indebtedness  or
Capitalized Lease Obligations shall only be secured by the property so acquired or leased; and

                           ()       the purchase money  Indebtedness or
Capitalized Lease Obligations are permitted by the provisions of Section 7.3; or

                  () Liens and security interests granted to Borrower and assigned to Agent for the pro rata benefit of Lenders and Issuing Bank in connection with a Permitted Affiliate Loan.

         No Covered Person shall enter into any agreement with any other Person which shall prohibit such Covered Person from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of such Covered Person to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of its assets in favor of Agent for the pro rata benefit of Lenders and Issuing Bank.

         No Covered Person will apply for or obtain any Letters of Credit for the payment of or to secure the payment for any inventory or other assets to be acquired by such Covered Person, except Letters of Credit issued by Issuing Bank hereunder.

         . Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Each Covered Person will (a) obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) continue to operate its business as presently operated and, except for related business lines previously disclosed to Agent and Lenders, will not engage in any new businesses without the prior written consent of Agent; and (d) comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it.

         . Maintenance of Properties, Intellectual Property. Each Covered Person will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

         With respect to any and all trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, each Covered Person shall maintain and protect the same and shall take and assert any and all remedies available to it to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

         Borrower will notify Agent immediately of (a) the filing of (or the intention of Borrower or any Covered Person to file) any patent or trademark application, whether domestic or foreign, by any Covered Person or any of their employees; (b) the grant of any patent or trademark, whether domestic or foreign, to any Covered Person or any of their employees; or (c) the intent of any Covered Person to abandon a patent or trademark.

         Borrower will, if requested by Agent, (i) execute and deliver, or cause to be executed and delivered, to Agent for the benefit of Lenders and Issuing Bank assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Agent, necessary to perfect and maintain Agent's security interest for the pro rata benefit of Lenders and
Issuing Bank in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by any Covered Person; (ii) furnish Agent with evidence satisfactory to Agent, in its reasonable discretion, that all actions necessary to maintain and protect each trademark and patent owned by a Covered Person or their employees have been taken in a timely manner; and (iii) execute and deliver, or cause to be executed and delivered, to Agent an agreement permitting Agent to exercise all rights of each Covered Person in, to and under any patent or trademark owned by it or any of their employees.
         .        Insurance.

                  () Each Covered Person will carry adequate insurance issued by an insurer acceptable to Agent, in amounts acceptable to Agent (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Agent, and in addition, will carry business interruption insurance in such amounts as may be required by Agent. In the case of insurance on any of the Collateral, Obligors shall carry insurance in the full insurable value thereof and cause Agent to be named as loss payee (with a lender's loss payable endorsement) for the pro rata benefit of Lenders and Issuing Bank with respect to all personal property, mortgagee under a standard mortgage clause with respect to any real property Collateral and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days' notice to be given Agent by the insurance carrier prior to cancellation or material modification of such insurance coverage.

                  () Obligors shall cause to be delivered to Agent the insurance policies therefor or in the alternative, evidence of insurance and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Obligors shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Agent for the pro rata benefit of Lenders and Issuing Bank and not to Obligors and Agent jointly.

                  () In the event of any loss, Obligors will give Agent immediate notice thereof and Agent may make proof of loss whether the same is done by any Obligor. Agent is granted a power of attorney by Borrower with full power of substitution to file any proof of loss in Borrower's or Agent's name, to endorse Borrower's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

                  () In the event of any loss, Agent, at its option and except as provided in Subparagraph (e) below, may (i) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Agent may elect, the Lender Indebtedness, or (ii) disburse all or any part of such insurance proceeds to or for the benefit of Obligors for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Agent of such repair or replacement, in either case without waiving or impairing the Lender Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Obligors to Agent upon demand. Obligors shall not take out any insurance without having Agent, for the pro rata benefit of Lenders and Issuing Bank, named as loss payee and/or additional insured thereon with respect to any Collateral. Obligors shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

                  () Notwithstanding the foregoing, in the event that a Covered Person suffers a casualty loss and desires to use the proceeds of its casualty loss insurance to repair or replace damaged equipment or inventory which was Collateral hereunder, Lenders will permit such Covered Person to utilize the proceeds of such insurance solely to purchase such replacement equipment and inventory or to repair such equipment, provided that: (i) such Covered Person confirms to Lenders in writing that it intends to continue its business operations and has business interruption insurance in effect providing for the payment of proceeds in amounts acceptable to Agent, in its reasonable discretion, (ii) such Covered Person submits to Lenders and Agent its business plan for operations after such casualty loss, which plan must be in form and content satisfactory to Agent, in its reasonable discretion, (iii) Agent will hold such insurance proceeds and will disburse such proceeds upon receipt by Agent of evidence satisfactory to Agent that such proceeds will be used to purchase equipment and inventory as required above and Agent has obtained, or will obtain, for the pro rata benefit of Lenders, a first perfected security interest, in such new equipment and inventory, (iv) disbursement of proceeds will be in compliance with such reasonable procedures as Agent may require, e.g. checks payable to the equipment vendor or inventory supplier, (v) no Event of Default, or event which with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred, and (vi) the total cost to replace all damaged or destroyed Collateral does not exceed $5,000,000.00 (individually per occurrence or in the aggregate).

         . Inspections; Examinations. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Agent copies of any and all of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Agent any information they may have concerning Borrower's financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

         The officers of Agent, or such Persons as any of them may designate, may visit and inspect any of the properties of Borrower, examine (either by Agent's employees or by independent accountants) any of the Collateral or other assets of Borrower and any Covered Person, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower, with its officers and with its independent accountants, at such times as Agent may desire.

         Agent may conduct at any time and from time to time, and Borrower will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrower. Borrower shall reimburse Agent for all of Agent's out-of-pocket costs and per diem expenses (in accordance with Agent's customary practices) incurred in connection with any such examinations.

         . Default Under Other Indebtedness. No Covered Person will permit any of its Indebtedness to be in default. If any Indebtedness of any Covered Person is declared or becomes due and payable before its expressed maturity by reason of default or otherwise, or to the knowledge of Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Agent written notice of such declaration, acceleration or right of declaration.

     . Pension Plans. Each Covered Person shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to any Covered Person in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of such Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Agent immediately upon receipt by any Covered Person of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Agent, promptly after the filing or receipt thereof, copies of all reports or notices which any Covered Person files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

     . Maintenance of Management. Borrower will cause its business to be continuously managed by its present officers and senior management or such other Persons (serving in such management positions) as may be reasonably satisfactory to Agent.

         . Ownership Interests; Distributions. Except in connection with a Permitted Acquisition, no Subsidiary of Borrower will redeem, repurchase or otherwise make any payment or distribution to acquire any of its outstanding shares or ownership interests. Neither the Borrower nor any Subsidiary of Borrower will pay dividends or make any distributions on account of its outstanding shares or ownership interests to any shareholder or owner other than Borrower.

         . Transactions with Affiliates. No Covered Person shall enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between Persons not affiliated with each other and except as disclosed to Agent. Except for Permitted Affiliate Loans and the termporary loans described in Section 7.4(g), no Covered Person will make any loans or extensions of credit to any of its Affiliates, shareholders, directors or officers, except for the existing loans described in Schedule 7.18 attached hereto. Except for sums in the maximum amount of $1,300,000.00 owing by Borrower under a deferred employee compensation plan, Borrower will cause all of its Indebtedness at any time owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Lender Indebtedness and will not make any payments thereon, except as approved by Agent in writing.

         . Change of Control. No Covered Person shall directly or indirectly issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any interest therein if, as a result thereof, or together with any prior action, a Change in Control would occur.

         . Name or Address Change. No Covered Person shall change its name or address except upon thirty (30) days prior written notice to Agent and delivery to Agent of any items requested by Agent to maintain perfection and priority of Agent's security interests for the pro rata benefit of Lenders and Issuing Bank and access to its books and records.

         . Notices. Borrower will promptly notify Agent of (a) any action or proceeding brought against any Covered Person wherein such action or proceeding could, if determined adversely to any Covered Person, be reasonably expected to have a Material Adverse Effect (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of any Covered Person to observe any terms or conditions applicable to it under the Loan Documents, or (e) the occurrence of any event or circumstance which has, or is reasonably likely to have, a Material Adverse Effect.

         . Additional Documents and Future Actions. Borrower will, at its sole cost, take such actions and provide Agent from time to time with such agreements, financing statements and additional instruments, documents or information as the Agent may in its discretion deem necessary or advisable to perfect, protect, maintain or enforce the security interests in favor of Agent for the pro rata benefit of Lenders and Issuing Bank in the Collateral, to permit Agent to protect or enforce its interest for the pro rata benefit of Lenders and Issuing Bank in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Agent as its attorney-in-fact, with full power of substitution, to take such actions as Agent may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower's behalf and file at Borrower's expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Agent to establish, maintain and protect a continuously perfected security interest in the Collateral for the pro rata benefit of Lenders and Issuing Bank, and to execute on Borrower's behalf such other documents and notices as Agent may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable. Borrower irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

     . Material Adverse Contracts. No Covered Person will become or be a party to any contract or agreement which has, or is reasonably likely to have, a Materially Adverse Effect.

     . Restrictions on Use of Proceeds. Borrower will not carry or purchase with the proceeds of the Revolver any "margin security" within the meaning of Regulations U, G, T or X of the Board of Governors of the Federal Reserve System.

         . Hedge Agreement. Borrower shall at all times maintain in place a Hedge Agreement with a lender approved by Agent and, if the lender is a Lender hereunder, such Lender may receive a security interest in the Collateral which is pari passu with the lien granted to Agent for the benefit of the Lenders. Such pari passu lien shall secure the Lender's credit exposure under the Hedge Agreement as determined in a reasonable and customary manner. The Hedge
Agreement shall be acceptable to Agent in form and content including, without limitation, as to intercreditor issues.

     . FINANCIAL COVENANTS. Borrower will comply with the following, each of which shall be determined as of the end of each fiscal quarter of Borrower for the twelve (12) month period then ended:

         . Total Indebtedness to Total Capital. Borrower and its Subsidiaries shall maintain a ratio of Total Indebtedness to Total Capital of not less than
(i) sixty percent (60%) as of March 31, 1998 through December 31, 1998; (ii) fifty-five percent (55%) as of March 31, 1999 through December 31, 1999, and
(iii) fifty percent (50%) as of March 31, 2000 and thereafter.

         . Total Indebtedness to Annualized EBITDA. Borrower and its Subsidiaries shall maintain a ratio of Total Indebtedness to Annualized EBITDA of not more than 3.50 to 1.0. For purposes of the foregoing, Annualized EBITDA means Borrower's EBITDA adjusted to include newly acquired Subsidiaries or operations if Borrower has delivered to Agent and Lenders audited financial statements for such new Subsidiary or operation, together with projected statements for such Subsidiary or operation for the four fiscal quarters following consummation of the acquisition, all in form acceptable to Agent.

     . Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.50 to 1.0.

 . ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Covered Persons will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and Covered Persons will deliver to Agent and Lenders the following:

     . Annual  Statements.  As soon as available  and in any event within ninety
(90) days after the end of each fiscal year ------------------ of Borrower:

     () the audited, consolidated income and retained earnings statements of Borrower and its Subsidiaries for such fiscal year,

     () the audited, consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and

     () the audited, consolidated statement of cash flow of Borrower and its Subsidiaries for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments, together with a copy of the Borrower's Form 10-K filed with the Securities and Exchange Commission for such year. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Agent in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion.

         . Projections and Cash Flow. As soon as available and in any event within sixty (60) days prior to the end of each fiscal year of Borrower, projections and cash flows on a quarter-by-quarter basis for the next succeeding twelve (12) months for Borrower and its Subsidiaries, prepared by the chief financial officer of Borrower. Borrower has furnished to Lenders initial projections dated as of the date hereof and attached hereto as Schedule 9.2 containing the information required by this Section 9.2. Borrower represents and covenants that (a) the initial projections attached hereto have been and all projections required by this Section 9.2 shall be prepared by the chief financial officer of Borrower and represent, and in the future shall represent, the best available good faith estimate of Borrower regarding the course of the business of Borrower and its Subsidiaries for the periods covered thereby; (b) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on then current economic conditions; (c) Borrower knows of no reason why Borrower and its Subsidiaries should not be able to achieve the performance levels set forth in the initial projections and Borrower and its Subsidiaries shall have no knowledge at the time of delivery of future projections of any reason why Borrower and its Subsidiaries shall not be able to meet the performance levels set forth in said projections; and (d) Borrower and its Subsidiaries have sufficient capital as may be required for their ongoing businesses and to pay their existing and anticipated debts as they mature.

     . Quarterly Statements. As soon as available and in any event within forty-five (45) days after the end of each first, second and third fiscal quarter of Borrower:

     () the consolidated income and retained earnings statements of Borrower and its Subsidiaries for such quarter;

     () the consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter; and

     () the consolidated statement of cash flow of Borrower and its Subsidiaries for such quarter,

setting forth in corporative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year, all in reasonable detail, subject to year-end adjustments, and certified by the chief financial officer of Borrower to be accurate and to have been prepared in accordance with GAAP, together with a copy of Borrower's Form 10-Q filed with the Securities and Exchange Commission for such quarter.

         . Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to Borrower or any of its Subsidiaries by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of Borrower or any of its Subsidiaries.

         . Reports to Governmental Agencies and Other Creditors. With reasonable promptness: (i) copies of all such financial statements and reports which Borrower or any of its Subsidiaries sends to its stockholders, and (ii) copies of all reports on Form 8-K which the Borrower may make to, or file with, the Securities and Exchange Commission, and (iii) any report or statement delivered by Borrower or any of its Subsidiaries to any supplier or other creditor in connection with any payment restructuring.

     . Requested Information. To Agent, with reasonable promptness, all such other data and information, including tax returns, in respect of the condition, operation and affairs of any Covered Person as Agent may reasonably request from time to time.

         . Compliance Certificates. Within the periods provided in Sections 9.1 and 9.3 above, a certificate of the chief financial officer of Borrower; (a) stating that Borrower and its Subsidiaries have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrower and its Subsidiaries were operating in compliance with the financial covenants in Section 8 of this Agreement, and (c) certifying that as of the date of such certification, there does not exist any Event of Default or any occurrence or state of affairs which with the giving of notice, passage of time or both would constitute an Event of Default. Such certificate will be in the form of Exhibit "C" attached hereto.

         . Accountant's Certificate. Within the period provided in Section 9.1, a report of the independent public accountants who render an opinion with respect to the financial statements referred to therein, stating that they have reviewed the terms of this Agreement and that in making the examinations necessary to their certification mentioned in Section 9.1, they have reviewed the accounts and condition of Borrower and its Subsidiaries during the accounting period covered by their certificate and that such review did not disclose the existence of any condition or event which constitutes an Event of Default or would, upon giving notice or passage of time or both, constitute an Event of Default (or that such conditions or events existed, describing them).

 .        ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

         . Representations. Borrower represents to Lenders as follows: (a) to Borrower's knowledge, the Environmental Affiliates are in compliance with all Environmental Requirements and Borrower has no knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) to Borrower's knowledge, the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

         . Real Property. Borrower represents and warrants to Lenders that, to Borrower's knowledge, there are no Special Materials presently located on or near any real property owned, leased or operated by any Environmental Affiliate (collectively, "Real Property") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrower represents to Lenders that the Real Property is not now being used nor, to the best of its knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrower's knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

         . Covenant Regarding Compliance. Borrower shall take or cause all Environmental Affiliates to take, at Borrower's and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Agent may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Agent in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrower and all sums so advanced or paid shall become a part of the Lender Indebtedness.

         The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

         . Notices. In the event Borrower becomes aware of any past, present or future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, Borrower will promptly give Agent notice thereof, together with a written statement of an officer of Borrower setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

         . Indemnity. Borrower agrees to indemnify, defend and hold harmless Agent, Lenders and their respective parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Agent and/or any Lender, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by Borrower or any of its Subsidiaries, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrower or any of its Subsidiaries at any third party owned site, (c) any claim against any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by Borrower of any representation or covenant in this Section 10.

     . Survival. The representations and covenants of Borrower contained in this
Section 10, including without limitation the indemnification obligation of Borrower, shall survive the occurrence of any event whatsoever, including the payment of the Lender Indebtedness or any investigation by or knowledge of Agent or any Lender.

     . CONDITIONS OF CLOSING. The obligation of Lenders to make available the Revolver is subject to the performance by Obligors of all of their agreements to be performed hereunder and to the following further conditions:

         . Loan Documents. Obligors and all other required Persons will have executed and delivered the Loan Documents, including, without limitation, the original stock certificates evidencing the securities pledged to Agent under the Loan Documents and stock powers therefor signed in blank with guaranteed signatures.

     . Representations and Warranties. All representations and warranties of Obligors set forth in the Loan Documents will be true at and as of the date hereof.

     . No Default. No condition or event shall exist or have occurred which would constitute an Event of Default (or would, upon the giving of notice or the passage of time or both, constitute an Event of Default).

         . Proceedings and Documents. All proceedings taken by Obligors in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Agent and Agent shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Each Obligor shall have delivered to Agent a certificate, in form and substance satisfactory to Agent dated the date hereof and signed on behalf of such Obligor by an officer or authorized representative of such Obligor, certifying (a) true copies of the Articles of Incorporation and bylaws, partnership agreement, operating agreement or other governing document with respect to such Obligor in effect on such date, (b) true copies of all authorizing actions taken by such party relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers or authorized representative of such Obligor authorized to execute and deliver this Agreement and the other Loan Documents. Agent may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Agent.

         . Landlord's or Warehouseman's Release and Waiver Agreements. Agent shall have received a landlord's or warehouseman's release and waiver agreement, satisfactory in form and substance to Agent, from each landlord and warehouseman for each location leased by Borrower or at which any Collateral is located.

     . Delivery of Other Documents. The following documents shall have been delivered to Agent by or on behalf of Obligors:

                  () Good Standing and Tax Lien Certificates. A good standing certificate of the Department of State of each jurisdiction where an Obligor is formed or incorporated, certifying to the good standing of such Obligor, good standing/foreign qualification certificates from all other jurisdictions in which an Obligor is required to be qualified to do business, and tax lien certificates for each Obligor from each jurisdiction in which such Obligor is required to be qualified to do business.

     () Authorization Documents. Evidence of authorization of each Obligor's execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

     () Insurance.  Evidence of the insurance  coverage  required  under Section
7.12.

     () Opinion of Counsel. An opinion or opinions of counsel (for the benefit of Agent and Lenders) for Borrower and its Subsidiaries, in form and content satisfactory to Agent. Without limiting the foregoing, Agent shall receive an opinion of counsel for Borrower as to the valid existence and formation of each of Borrower's Subsidiaries under the laws of the jurisdiction in which such Subsidiary was formed/incorporated and as to the enforceability of the Pledge Agreement.

     () Lien Search. Copies of record searches (including UCC searches and judgments, suits, tax and other lien searches) acceptable to Agent.

     () No Material Adverse Change. Evidence satisfactory to the Agent that no material adverse change has occurred with respect to the Borrower and its Subsidiaries since December 31, 1997.

     () Other Documents. Such other documents as may be required to be submitted to Agent by the terms hereof or of any Loan Document.

     () Projections. Internally prepared financial statements on a projected quarterly basis for Borrower and its Subsidiaries on a consolidated and consolidating basis for the thirty-six (36) months following the date hereof, in form and content satisfactory to Agent.

     () Sources and Uses Schedule. A sources and uses schedule prepared by the Chief Financial Officer of Borrower, in form acceptable to Lenders.

     () Hedge Agreement. Evidence acceptable to Agent that a Hedge Agreement exists as required under Section 7.25 hereof.

 . CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Subsequent Advances, Letters of Credit and Swingline Loans shall be conditioned upon the following conditions and each request by Borrower for an Advance or a Letter of Credit Advance or a Swingline Loan shall constitute a representation by Borrower to Agent and Lenders that each condition has been met or satisfied:

         . Representations and Warranties. All representations and warranties of Obligors contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Obligors that such representations and warranties are then true.

     . No Default. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

     .  Other   Requirements.   Agent  shall  have  received  all  certificates,
authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Agent may reasonably request.

 .        DEFAULT AND REMEDIES.

     . Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

                  () The failure of Borrower to pay any amount of principal or interest on any Revolver Note or Swingline Note, or any fee or other sums payable hereunder, or any other Lender Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

                  () The failure of any Covered Person to duly perform or observe any obligation, covenant or agreement applicable to it contained herein or in any other Loan Document and such failure is not cured within twenty (20) calendar days of delivery by Agent to Borrower of written notice of such failure; provided, however, that such notice and opportunity to cure is expressly inapplicable to, and an Event of Default shall arise immediately upon, the occurrence of any of the following: (i) any failure which is incapable of cure, (ii) any failure to comply with any of the covenants of Section 8, (iii) any failure which was willfully caused by any Covered Person, and (iv) any event or circumstance which constitutes an Event of Default under some other subparagraph of this Section 13.1;

                  () The failure of any Obligor to pay any Indebtedness for borrowed money due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding any Obligor after the expiration of any notice and/or grace periods permitted in such documents;

                  () The failure of any Obligor to pay or perform any other obligation to any Lender under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

                  () The adjudication of any Covered Person as a bankrupt or insolvent, or the entry of an Order for Relief against any Covered Person or the entry of an order appointing a receiver or trustee for any Covered Person of any of its property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction or any foreign nation or political subdivision thereof, if applicable;

                  () A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or, unless dismissed within 60 days of filing, against, any Covered Person or any Covered Person makes an assignment for the benefit of creditors, or any Covered Person takes any action to authorize any of the foregoing;

                  () The suspension of the operation of any Covered Person's present business, or any Covered Person becoming unable to meet its debts as they mature, or the admission in writing by any Covered Person to such effect, or any Covered Person calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

                  () All or any part of the Collateral or the assets of any Covered Person are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

                  () The entry of a final judgment for the payment of money in excess of $25,000.00 against any Obligor which, within thirty (30) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

                  () Any representation or warranty of any Obligor in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Obligor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

                  ()       Any Covered Person voluntarily or involuntarily
                    dissolves or is dissolved, terminates or is terminated;

                  ()       Any  Covered  Person  is  enjoined,  restrained,  or
                         in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts such Covered Person from conducting all or any material part of its business;

                  () A breach by any Covered Person occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between any Covered Person and any other Person after the expiration of any notice and/or grace periods contained therein.

                  ()       A change occurs in any Covered  Person's  operations,
                         management or financial condition or in the value of the Collateral which will, or is reasonably likely to, have a Material Adverse Effect;

                  () Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

                  () Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Obligor for more than thirty (30) consecutive days, which is not covered by business interruption insurance in amounts approved by Agent;

                  () The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Covered Person, which loss, suspension, revocation or failure to renew will, or is reasonably likely to, have a Material Adverse Effect;

                  ()       The occurrence of a Change in Control not approved by
                              the Required Lenders;

                  () Unless expressly permitted under the terms of this Agreement or approved in advance by the Required Lenders, Borrower fails to own, either directly or through another Subsidiary, one hundred percent (100%) of all issued and outstanding shares of capital stock or of all equity interests, in any of its Subsidiaries;

                  () The indictment or threatened indictment of any Covered Person under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Covered Person, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Covered Person;

                  ()       Any breach by any Obligor or any  creditor  of its
                         obligations under any subordination agreement now or hereafter executed in favor of any Lender;

                  ()       The validity or enforceability of this Agreement,
                         or any of the Loan Documents, is contested by any Obligor or any Obligor denies that it has any or any further liability or obligation hereunder or thereunder ; or

                  ()       The occurrence of an Event of Default under any of
                              the other Loan Documents.

         .        Remedies.  At the option of the Agent and subject to the
               requirements of Article 14 below,  upon the occurrence of an
                  --------
Event of Default, or at any time thereafter:

                  () The entire unpaid principal of the Revolver, all other Lender Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Obligors to Lenders hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice;

     () The Revolver will immediately terminate and Borrower will receive no further extensions of credit thereunder;

     () Agent may increase the interest rate on the Revolver to the applicable Default Rate set forth herein, without notice;

     () Agent may enter the premises occupied by Borrower or any other Person and take possession of the Collateral and any records relating thereto; and/or

                  () Agent may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

     If an Event of Default occurs under Section 13.1(e) or (f), all Lender Indebtedness shall become immediately due and payable.

         . Set-Off. Without limiting the rights of Agent or Lenders under applicable law, Agent and each Lender has and may exercise a right of set-off, a lien against and a security interest in all property of Obligors now or at any time in Agent's or any Lender's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account (if permitted by applicable law), or any other bank account with Agent or any Lender, as security for all Lender Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Agent and each Lender may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Agent or any Lender to or for the credit of any Obligor against any or all of the Lender Indebtedness.

         If any bank account of an Obligor with any Lender is attached or otherwise liened or levied upon by any third party, such Lender need not await the running of any applicable grace period hereunder, but such Lender shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against such Obligor's respective obligations to the Lenders.

         . Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Agent or any Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Agent or any Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by the Agent or any Lender shall preclude further or other exercise thereof. No course of dealing between Agent or any Lender and Obligors shall operate as or be deemed to constitute a waiver of Agent's or any Lender's rights under the Loan Documents or affect the duties or obligations of Obligor.

         . Remedies Cumulative; Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Agent's and Lender's favor at law or in equity. Whenever the Agent's or any Lender's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Agent and such Lenders.

     . Certain Fees, Costs, Expenses and Expenditures. Borrower agrees to pay on demand all costs and expenses of Agent and/or Lenders, as applicable, including without limitation:

                  () all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney's fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Agent deems advisable; provided that as long as no Event of Default has occurred, Agent shall not obtain, at Borrower's cost, such lien searches and tax certificates more frequently than once in each fiscal year of Borrower;

                  () all losses, costs and expenses incurred by Agent and/or Lenders in connection with the enforcement, protection and preservation of the Lenders' rights or remedies under the Loan Documents, or any other agreement relating to any Lender Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Lenders (including without limitation court costs, attorney's fees and expenses of accountants and appraisers); and

                  () any and all stamp and other taxes payable or determined to be payable by Agent and/or Lenders in connection with the execution and delivery of the Loan Documents, and all liabilities to which Agent or any Lender may become subject as the result of delay in paying or omission to pay such taxes.

         In the event Obligor shall fail to pay taxes, insurance, assessments, costs or expenses which they are required to pay hereunder, or under the other Loan Documents, or fail to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fail to maintain or repair the Collateral as required hereby or under the other Loan Documents, or otherwise breach any obligations under the Loan Documents, Agent in its discretion, may make expenditures for such purposes and the amount so expended (including attorney's fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Lender Indebtedness.

         With respect to any amount  required to be paid by Borrower  under this
Section 13.6, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Agent for the pro rata benefit of Lenders interest thereon at the Default Rate set forth herein for the Revolver. Borrower's obligations under this Section 13.6 shall survive termination of this Agreement.

     . Time is of the Essence. Time is of the essence in Obligors' performance of their obligations under the Loan Documents.

         . Acknowledgment of Confession of Judgment Provisions. BORROWER ACKNOWLEDGES AND AGREES THAT THE NOTES AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY AGENT MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY AGENT AND LENDERS UNDER THE NOTES AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWER HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO AGENT ENTERING JUDGMENT AGAINST BORROWER AND GUARANTORS BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY'S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWER'S LIABILITY TO REIMBURSE AGENT AND LENDERS FOR ALL LEGAL FEES ACTUALLY INCURRED BY AGENT AND LENDERS, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

 .        AGENT.

         . Appointment of Agent. Each Lender hereby designates Agent to act as Agent for such Lender under this Agreement and the Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of a Revolver Note by the acceptance of such Revolver Note shall be deemed irrevocably to authorize, Agent to take such action on its behalf under the provisions of this Agreement, the Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as expressly set forth in this Agreement to the contrary, Borrower is authorized by Lenders to deal solely with Agent in all matters which affect Lenders under this Agreement and the other Loan Documents.

         . Holding of Collateral and Collections. Except as otherwise permitted under the Loan Agreement, Agent shall hold all payments of principal and interest, fees, costs, expenses and collections received pursuant to the Credit Facilities or the Loan Documents prior to the occurrence of an Event of Default, for the pro rata benefit of the Lenders in accordance with their respective Pro Rata Percentages. Agent shall hold all Collateral for the pro rata benefit of the Lenders in accordance with their respective Pro Rata Percentages and for the benefit of CoreStates as security for the CoreStates Line. To the extent any other Lender from time to time holds any Collateral, it shall hold such Collateral for the pro rata benefit of all Lenders in accordance with their respective Pro Rata Percentages and for the benefit of CoreStates as security for the CoreStates Line.

     . Fees. All fees payable under this Agreement and the Loan Documents shall be for the pro rata benefit of the Lenders in accordance with their respective Pro Rata Percentages, except as follows:

                  () All confirmation fees, negotiation fees and other charges (except for issuance and renewal fees) payable by Borrower in connection with Letters of Credit issued under the Loan Agreement shall be retained in full by the Issuing Bank.
                  () All structuring, arranging and agent fees described as payable to Agent under the Commitment, and all fees payable in connection with the Swingline Loan, shall be retained by Agent.

                  ()       Interest and all fees payable in connection with the
                         CoreStates Line shall be retained by CoreStates.

         .        Collections and Disbursements.

                  () The Agent will have the right to collect and receive all payments on the Credit Facilities, and to collect and receive all reimbursements for draws made under the Letters of Credit, together with all fees, charges or other amounts due to Agent and/or Lenders under the Loan Agreement and the other Loan Documents. If Agent should for any reason receive less than the full amount of the interest or other compensation due under the Loan Documents, each Lender's share of such interest or compensation shall decrease in proportion to each Lender's Pro Rata Percentage.

                  () If any such payment received by the Agent on the Credit Facilities rescinded, determined to be unenforceable or invalid or is otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement and the other Loan Documents, each Lender will, upon written notice from the Agent, promptly pay over to the Agent its Pro Rata Percentage of the amount rescinded, held unenforceable or invalid or required to be returned, together with interest and other fees thereon if also required to be rescinded or returned. If Agent does not receive such sums from any Lender within one (1) Business Day after receipt by such Lender of the written notice from Agent referred to above, Agent shall also be entitled to receive from such Lender interest on such amount at a per annum rate equal to the Federal Funds Effective Rate during the period commencing on the date of receipt by such Lender of such written notice from Agent and ending on (but excluding) the date Agent recovers such amount.

                  () All payments by the Agent and the Lenders to each other hereunder or under the Loan Documents shall be in immediately available funds. The Agent will at all times maintain proper books of account and records reflecting the interest of each Lender in the Lender Indebtedness, in a manner customary to the Agent's keeping of such records, which books and records shall be available for inspection by each Lender at reasonable times during normal business hours and after reasonable prior notice, at such Lender's sole expense. Agent's records shall be deemed correct absent manifest error. Agent will hold all Loan Documents in its possession in a manner customary to the Agent's keeping of such type of documents.

                  () The proceeds from the sale or disposition of any Collateral and all other payments received by Agent after the occurrence of an Event of Default shall be applied (i) first, to reasonable expenses incurred by Agent as provided in Section 14.16 below, (ii) second, to all sums due Issuing Bank as set forth in Section 2.4 above, (iii) third, to fees payable to Agent, (iv) fourth, to principal and interest on the Swingline Loans, (v) fifth, to accrued but unpaid fees on the Credit Facilities and the CoreStates Line in accordance with each Lender's Post Default Pro Rata Percentage (to the extent Lenders share in such fees), (vi) sixth, to accrued but unpaid interest on the Lender Indebtedness (including the CoreStates Line) in accordance with each Lender's Post Default Pro Rata Percentage, (vii) seventh, to the principal balance of the Lender Indebtedness (including the CoreStates Line) in accordance with each Lender's Post Default Pro Rata Percentage, and (viii) eighth, to expenses, if any, incurred by Lenders (to the extent subject to reimbursement by Borrower) in accordance with their Post Default Pro Rata Percentages.

                  () To the extent necessary for each Lender's actual percentage of all outstanding Loans to equal its applicable Post Default Pro Rata Percentage, the Lender which obtains a greater share of any payments (by set-off or otherwise) than its applicable Post Default Pro Rata Percentage shall acquire a participation in the applicable outstanding balances of the other Lenders as determined by Agent in order that such Lender's percentage of the Outstanding Credit and the CoreStates Lines is equal to its Post Default Pro Rata Percentage.

         . Delegation of Duties; Discretion; Instructions. Agent may perform any of its duties hereunder or under the Loan Documents by or through its agents or employees. As to any matters not expressly provided for by the Loan Documents or this Agreement, the Agent may exercise its discretion to take or refrain from taking any action. If Agent is required to act or to refrain from acting under the terms of this Agreement upon the instructions of all Lenders or the Required Lenders, as applicable, it shall be fully protected in so acting or refraining from acting upon the required instructions. Notwithstanding the foregoing, Agent shall not be required to take any action which exposes Agent to liability or which is contrary to any of the Loan Documents or applicable law. Agent may require that it be furnished with an indemnification from each Lender for such Lender's Pro Rata Percentage of such liability, in form reasonably satisfactory to Agent as a condition of Agent acting or refraining from acting upon the instructions of all Lenders or the Required Lenders, as applicable. If Agent is one of the Lenders, an indemnification from Agent to itself will not be required.

         . Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(a) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct, or (b) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by any Obligor or any officer or representative thereof contained in any of the Loan Documents or in any certificate, report, statement or other documents referred to or provided for in, or received by Agent or any Lender under or in connection with, this Agreement or any of the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Collateral or any of the Loan Documents, or for any failure of any Obligor to perform their obligations under the Loan Documents or for the financial condition of any Covered Person. Any liability of the Agent to the Lenders hereunder or under any of the Loan Documents shall be limited only to direct loss or liability suffered by such Lender and shall not be for indirect, consequential or incidental liability. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Loan Documents, or to inspect the properties, books or records of any Covered Person. Except as expressly provided herein and in the Loan Documents, the duties of the Agent shall be mechanical and administrative in nature. Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligation in respect of this Agreement, except as expressly set forth herein and in the Loan Documents.

         . Lack of Reliance on the Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make
(a) its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the extension of credit to the Borrower and the continuance of such credit facilities and the taking or not taking of any action in connection herewith, and (b) its own appraisal of the credit worthiness of Borrower and its Subsidiaries. Agent shall have no duty or responsibility either initially or on a continuing basis, to provide Lenders with any credit or other information with respect thereto, coming into its possession. Lenders acknowledge and agree that Agent has not made any representations or warranties to any Lender regarding the financial conditions, affairs or creditworthiness of Borrower and/or its Subsidiaries.

         . Resignation. Agent may resign on thirty (30) days' prior written notice to each of the Lenders and Borrower. Upon any resignation of Agent, the Required Lenders shall have the right to appoint a successor Agent. Upon the acceptance of the appointment as a successor Agent, such successor Agent shall succeed to and become vested with all rights, powers, obligations and duties of the resigning Agent and the resigning Agent shall be discharged from all of its obligations hereunder.

         . Certain Rights of Agent. If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with the Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from all Lenders or the Required Lenders, as applicable. Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting in accordance with the written instructions of all Lenders or the Required Lenders, as applicable. All requests for instructions by Agent and all responses by the Lenders to such requests must be in writing, which writing may include a telecopied transmission.

         . Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement, the Loan Documents and its duties hereunder and thereunder, upon the advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         . Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default under the Loan Documents unless Agent has received written notice from a Lender or Borrower referring to the Loan Documents, describing such Event of Default and stating that such notice is a "notice of default". In the event that any Lender shall have "actual knowledge" of the occurrence of any Event of Default, such Lender shall promptly notify Agent in writing. Upon such notice of the occurrence of an Event of Default, Agent shall promptly give notice thereof to the Lenders. For purposes hereof, a Lender shall be deemed to have "actual knowledge" if any such information is known to an officer of such Lender responsible for the credit facilities contemplated hereunder.

         . The Agent in its Capacity as Lender. With respect to the advances and credit accommodations made by CoreStates to Borrower under the Loan Documents and CoreStates' Revolver Note, CoreStates shall have the same rights and powers hereunder as any other Lender as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar terms shall, unless the context clearly otherwise indicates, include CoreStates in its individual capacity as a Lender.

         . Other Loans. Agent and each Lender may engage in other business with Obligors as if it were not performing the duties specified herein, and may accept fees and other consideration from Obligors for services in connection therewith without having to account for the same to the Lenders. In the event that any Lender obtains collateral (other than the Collateral described in this Agreement) to secure any other loan or credit accommodation extended by such Lender to an Obligor and such other collateral also secures any of the Lender Indebtedness, such Lender may apply the proceeds of such other collateral towards payment of all other obligations of such Obligor to such Lender before applying any proceeds thereof to any Lender Indebtedness for the pro rata benefit of the Lenders. Notwithstanding the foregoing, any items or funds against which a Lender or Lender Affiliate exercises a right of set-off under
Section 13.3 of this Agreement shall be applied toward the Lender Indebtedness. In the event that any Lender extends credit accommodations to an Obligor other than in connection with the transactions contemplated in this Agreement, and such credit accommodations are secured by the Collateral, such Lender agrees that all proceeds of the Collateral shall be used first to pay all Lender Indebtedness incurred in connection with the transaction contemplated in this Agreement; provided, however, that the foregoing is expressly inapplicable to the CoreStates Line which shall share with the Credit Facilities a pari passu lien on the Collateral.

         . Disclosure of Information; Audits. Each Lender, at the request of another Lender, will share with such other Lender such financial and other information in the possession of the Lender regarding the Covered Persons as may be reasonably requested by another Lender. Borrower consents to the disclosure of all of such information. To the extent any Lender performs an audit of the financial condition and operations of any Covered Person or the Collateral, such Lender shall make the results of such audit available to the other Lenders. Notwithstanding the foregoing, no Lender shall have any liability to the other Lenders related to the audit performed by such Lender except for errors in connection with such audit which constitute gross negligence or willful misconduct by the Lender or Lender's agent performing such audit.

         .        Actions by Agent.

                  () Subject to the other provisions of Article 14 of this Agreement, Agent shall have the sole and exclusive right and obligation to service and administer the Lender Indebtedness, the Collateral and the Loan Documents, including, without limitation, the right to (i) exercise all rights, remedies, privileges and options under the Loan Documents, including, without limitation, the right to determine whether Advances are to be made hereunder and whether any Letters of Credit should be issued, amended, extended or reinstated or whether draws should be honored thereunder; and (ii) on behalf of Lenders, enter into or provide written waivers, consents or elections to or under any of the Loan Documents.

                  ()       Notwithstanding  the provisions of subsection (a)
above,  Agent shall not, without the prior written consent

of all Lenders:

                           ()       increase the Maximum  Amount,  decrease the
interest rates provided in the Loan Agreement or extend the Contract Period;

                           ()       amend, alter or modify this Section
14.15(b);

                           ()       decrease  the  amount or extend  the
payment terms of any fees required to be paid by Borrower hereunder or under any of the other Loan Documents (except fees payable solely to Agent or its Affiliates);

                           ()       release  any  Obligor  from its  obligations
 with respect to the Credit Facilities except in connection with the termination of this Agreement and repayment of all Lender Indebtedness based on or arising in connection with the Credit Facilities;

                           ()       release or  subordinate  the Agent's
security  interest for the pro rata benefit of the Lenders in any portion of the Collateral without payment to Lenders in accordance with their respective Post Default Pro Rata Percentage (determined on the date of release or subordination as if an Event of Default had occurred) of sums received by Agent from Obligors in connection with such release or subordination, except for (x) releases of Collateral with a value of not more than Five Hundred Thousand Dollars ($500,000.00) in any calendar year, (y) releases of Collateral which may be sold or assigned by Borrower under Section 7.6, and (z) releases of Collateral otherwise permitted under this Agreement;

                           ()       amend,  alter or  modify  Section  1.64 or
the  method  of  delivery  of  notices  (but not  actual
                                                              -------------
addresses) among Lenders hereunder; or

                           ()       make any Foreign Currency Advances in any
currency not approved by all Lenders.

                  ()  Notwithstanding  the  provisions  of  subsection  14.15(a)
above, Agent shall not, without the prior written consent of the Required Lenders, enter into any written amendment of, or waive any Obligor's noncompliance with, any covenants of such Obligor under the Loan Documents or waive any Event of Default under the Loan Documents. The provisions of this subparagraph (c) may not be amended or altered without the consent of all Lenders.

                  () Any  action  taken in  accordance  with  the  terms of this
Section 14.15, including any amendment, supplement, waiver, consent or election, shall apply equally to each of the Lenders and shall be binding upon the Lenders, the Agent and all participants. In the case of any waiver of any Event of Default, the Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

                  () After the occurrence of an Event of Default, Agent shall take such action as may be directed by the Required Lenders, provided that until it receives such direction, and if Agent deems exigent circumstances to exist which may adversely affect the Lenders or the Collateral, Agent shall have the sole and exclusive right, with communication (to the extent reasonably practicable under the circumstances) with all Lenders, to exercise or refrain from exercising any and all rights, remedies, privileges and options under the Loan Documents and available at law or in equity as Agent shall deem advisable in the best interest of the Lenders to protect and enforce the rights of the Agent and the Lenders and collect the Lender Indebtedness, including, without limitation, instituting and pursuing all legal actions against Obligors, or defending any and all actions brought by any Lender or other Person, or incurring expenses or otherwise making expenditures to protect the Lender Indebtedness, the Collateral or the Agent's and the Lenders' rights and remedies. The provisions of this subparagraph (e) may not be amended or altered without the consent of the Required Lenders.

                  () To the extent Agent is required to obtain or otherwise elects to seek the consent of Lenders to an action Agent desires to take, if any Lender fails to notify Agent, in writing, of its consent or dissent to any request of Agent hereunder within five (5) Business Days of such Lender's receipt of such written request (which may include a telecopied transmission), such Lender shall be deemed to have given its consent thereto. If any Lender will not consent to such action, CoreStates shall have the right, but not the obligation, upon five (5) Business Days' prior notice to the applicable Lender, to purchase through itself or any Affiliate such Lender's Pro Rata Share for an amount equal to the outstanding principal balance thereof, plus all accrued and unpaid interest thereon.

                  () Nothing contained herein limits CoreStates' ability, without the consent of Agent or any of the other Lenders, to amend, modify or waive any of the terms of the CoreStates Line, to terminate or assign the CoreStates Line or to release any Obligor or Collateral with respect thereto.

         .        Sharing of Risk; Indemnification; Expenses.

                  () To the extent Agent is not reimbursed by Obligors, the Lenders will reimburse and indemnify the Agent in proportion to their respective Pro Rata Percentages, for and against any and all liabilities, obligations, losses (except the failure of the Agent to receive the fees which are to be retained by Agent in full), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, attorneys' fees, which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the Loan Documents, or in any way relating to or arising out of this Agreement or the Loan Documents; provided, however, that Lenders shall have no obligation to reimburse Agent for liabilities, losses or damages which have been determined by a court of competent jurisdiction to have resulted directly from actions or omissions of Agent which constitute gross negligence or willful misconduct.

                  () All reasonable out-of-pocket costs and expenses incurred by Agent and not reimbursed on demand by Obligors, in connection with the creation, amendment, administration, termination and enforcement of any of the Credit Facilities and/or the exercise of the Agent's rights and duties hereunder or under the Loan Documents (including, without limitation, audit expenses, counsel fees and expenditures to protect, preserve and defend Agent's and each Lender's rights and interest under the Loan Documents) shall be shared and paid on demand by Lenders, pro rata based on their respective Pro Rata Percentages. Any such sums not paid on demand shall accrue interest at the Federal Funds Effective Rate until paid.

                  () Agent may deduct from payments or distributions to be made to Lenders such funds as may be necessary to pay or reimburse Agent for the reimbursement, indemnification and expense obligations of the Lenders described in this Section 14.16.

         . Consultation with Counsel. The Agent may consult with legal counsel and any other profession advisors or consultants deemed necessary or appropriate and selected by Agent and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         . Documents. The Agent shall not be under a duty to examine or pass upon the effectiveness, genuineness or validity of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be. In addition the Agent shall not be liable for failing to make any inquiry concerning the accuracy, performance or observance of any of the terms, provisions or conditions of any other Loan Documents or other such instrument or document.

         .        Several  Obligations.  The obligation of each Lender is
several, and neither the Agent nor any other Lender shall be responsible for any obligation or commitment hereunder of any other Lender.

         . No Third Party Beneficiary. The provisions of Article 14 of this Agreement are intended solely for the benefit of Agent and Lenders and not for the benefit of any third party, including without limitation, any Covered Persons and any amendment to Article 14 of this Agreement shall not require the consent of any Covered Persons.
         .        Participations and Assignments.

                  () Each Lender may at any time grant participations of its Pro Rata Share in and to its interests under this Agreement (collectively, "Participations") to any other lending office of such Lender or to any other bank or other financial institution which the granting Lender reasonably determines has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by the Borrower to each Lender hereunder and voting rights of each Lender hereunder shall be determined as if such Lender had not granted such Participation; (ii) any agreement pursuant to which any Lender may grant a Participation (A) shall provide that such Lender is not delegating and therefore shall retain the sole right and responsibility to exercise all of its rights and privileges under this Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement and (B) shall not release or discharge such Lender from its duties and obligations, which shall remain absolute, hereunder, including its obligation to make advances hereunder; and (iii) upon entering into any such Participation, the Lender granting such participation shall give thirty (30) days prior written notice thereof to Agent and Borrower.

                  () Each Lender may at any time assign up to 50% of the original portion of its Pro Rata Share (together with its rights and obligations with respect thereto) and its right, title and interest therein and in and to this Agreement and the other Loan Documents to a Lender or any Affiliate of a Lender, or to any other bank or financial institution, in each case with thirty
(30) days prior written notice to Agent and Borrower and subject to the prior written consent of the Agent which shall not be unreasonably withheld; provided, however, that (i) such assignment shall not result in either the assigning or acquiring Lender having a Pro Rata Share of less than $5,000,000; (ii) any assignment to another Lender (which is then a party to this Agreement) or to any other bank or financial institution shall be in the minimum amount of $5,000,000; (iii) the parties to such assignment shall execute an assignment and acceptance in the form of Exhibit D and such other documents as reasonably requested by Agent, and Obligors shall execute such replacement Notes, amendments and other items as may be requested by Agent, including, without limitation, amendments to Schedule B of this Agreement to reflect any transfers; and (iv) the parties to the assignment shall pay Agent a processing fee of $3,500.00 at the time of providing such assignment to Agent. Provided that no Event of Default has occurred, any assignment by a Lender of its Pro Rata Share to a Person who is not already a Lender shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed by Borrower.

                  () Notwithstanding anything to the contrary contained herein, each Lender may at any time collaterally assign all or any portion of its rights under this Agreement and its Revolver Note to any Federal Reserve Bank to secure overnight deposits, provided that no such assignment shall release the assigning Lender from its obligations hereunder.

 .        COMMUNICATIONS AND NOTICES.

         . Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by recognized overnight delivery service, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:
         To Borrower:               The JPM Company
                                    155 North 15th Street
                                    Lewisburg, PA  17837
                                    Attention: John H. Mathias, Chairman & CEO
                                    Telecopier:  (717) 524-5660

         With copies to:   The JPM Company
                                    155 North 15th Street
                                    Lewisburg, PA  17837
                                    Attention: Wayne Bromfield, Exec. Vice
                                    President and General Counsel
                                    Telecopier:  (717) 524-5660

                                    Brian W. Bisignani, Esquire
                                    Duane Morris & Heckscher LLP
                                    P. O. Box 1003
                                    305 N. Front Street
                                    Harrisburg, PA 17108-1003
                                    Telecopier: (717) 232-4015/6715

         To Agent:                  CoreStates Bank, N. A.
                                    30 N. 3rd Street
                                    Harrisburg, PA  17108
                                    Attention: David Diffenderffer, Vice
                                    President
                                    Telecopier:  (717) 234-2884

         With a copy to:   Wolf, Block, Schorr and Solis-Cohen LLP
                                    350 Sentry Parkway, Building 640
                                    Blue Bell, Pennsylvania  19422
                                    Attention:  Katherine F. Bastian, Esquire
                                    Telecopy Number:  (610) 238-0305/0374

         To Lenders at their addresses set forth on Schedule B hereto.

 .        WAIVERS.

         . Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, each Obligor waives:

                  ()       all errors, defects and imperfections in such
                              proceedings;

                  () all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

                  () all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Agent;

                  ()       presentment for payment,  demand, notice of demand,
                     notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Notes;

                  ()       any requirement for bonds, security or sureties
required by statute, court rule or otherwise;


                  ()       any demand for possession of Collateral prior to
commencement of any suit; and

                  ()       all rights to claim or recover  attorney's fees and
costs in the event that any Obligor is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

         .        Forbearance.  Subject to the provisions of Article 14 above,
Agent may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Obligors.

         .        Limitation on Liability.  Obligors  shall be  responsible
 for and Agent and each Lender is hereby released from any claim or liability in connection with:

                  ()       Safekeeping any Collateral;

                  ()       Any loss or damage to any Collateral;

                  ()       Any diminution in value of the Collateral; or

                  ()       Any act or default of another Person.

         Agent and any Lender shall only be liable to Obligors for any act or omission on its part constituting gross negligence or wilful misconduct. In the event that Agent or any Lender breaches its required standard of conduct, Obligors agree that Agent or such Lender's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event an Obligor brings suit against Agent or any Lender in connection with the transactions contemplated hereunder and Agent or such Lender is found not to be liable, Obligors will indemnify and hold Agent or such Lender harmless from all costs and expenses, including attorney's fees, incurred by Agent or such Lender in connection with such suit. This Agreement is not intended to obligate Agent or any Lender to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Obligors.

 .        SUBMISSION TO JURISDICTION.

         . Submission to Jurisdiction. Obligors hereby consent to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Agent's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Obligors waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waive personal service of any and all process upon them, and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 15.1. Nothing contained in this Section 17.1 shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any action or proceeding against Obligors or their property in the courts of any other jurisdiction.

 .        MISCELLANEOUS.

         . Brokers. The transaction contemplated hereunder was brought about and entered into by Agent, Lenders and Obligors acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Obligors represent to Agent and Lenders that Obligors have not committed Agent or Lenders to the payment of any brokerage fee or commission in connection with this transaction. Whether any such claim is made against Agent or Lenders by any broker, finder or agent or any other Person, Obligors agree to indemnify, defend and hold Agent or Lenders harmless against any such claim, at Obligors' own cost and expense, including Agent's and/or Lenders' attorneys' fees. Obligors further agree that until any such claim or demand is adjudicated in Agent's and/or Lenders' favor, the amount claimed and/or demanded shall be deemed part of the Lender Indebtedness secured by the Collateral.

         . Use of Lenders' Names. No Obligor shall use Agent's or any Lender's name or the name of any of Lenders' Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

         .        No Joint  Venture.  Nothing  contained  herein is intended to permit or authorize any Obligor to make any contract on behalf of any Lender nor shall this Agreement be construed as creating a partnership, joint venture or making any Lender an investor in any Obligor.

         . Survival. All covenants, agreements, representations and warranties made by Obligors in the Loan Documents, including, without limitation, the Commitment, or made by or on their behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Agent or any Lender on its behalf and the making by Agent of the Loans to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Obligors pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Obligors.

         .        No  Assignment.  No Obligor  may assign  any of its  rights hereunder and Lenders shall not be required to lend hereunder except to Borrower as it presently exists.

         .        Binding  Effect.  This  Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         .        Severability.  The  provisions  of this  Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         .        No Third Party  Beneficiaries.  The rights and benefits of this Agreement and the Loan  Documents  shall not inure to
the benefit of any third party.
         .        Modifications.  No  modification  of this  Agreement  or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         .        Holidays.  If the day provided  herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding
Business Day.

         . Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

         . Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Agent's or Lender's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

         .        Exhibits and Schedules.  All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         .        Headings.  The  headings of the  Articles,  Sections,
 paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         .        Counterparts.  This  Agreement  may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

        . Waiver of Right to Trial by Jury. OBLIGORS, AGENT AND EACH LENDER WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PARTIES WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. OBLIGORS, AGENT AND EACH LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF OBLIGORS, AGENT AND EACH LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. OBLIGORS, AGENT AND EACH LENDER ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE JPM COMPANY


By:
William D. Baker, Vice President,
Chief Financial Officer and Treasurer

AGENT:

CORESTATES BANK, N.A., as Agent


By:
David Diffenderffer, Vice President

ISSUING BANK:

CORESTATES BANK, N. A., as Issuing Bank


By:
David Diffenderffer, Vice President


LENDERS:

CORESTATES BANK, N.A., as Lender


By:
David Diffenderffer, Vice President

MELLON BANK, N.A.


By:
Name/Title:


NATIONSBANK, N.A.


By:
Name/Title:


PNC BANK, NATIONAL ASSOCIATION


By:
Name/Title:

The undersigned, intending to be legally bound, hereby join in the representations and warranties and consent to and agree to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in the foregoing Loan Agreement, including without limitations the waivers set forth in Sections 16.1 and 18.16.

JPM TECHNOLOGY, INC.


By:
        Joseph A. Mattioli, President


                    (CORPORATE SEAL)


THE JPM COMPANY OF DELAWARE


By:
Name/Title:


                    (CORPORATE SEAL)


DENRON, INC.


By:
Name/Title:


(CORPORATE SEAL)



                                   SCHEDULE A


Borrower's Funded         Applicable Base                      Applicable LIBOR
   Debt/EBIDTA*             Rate Margin                           Rate Margin

< 2.0 to 1.0                    0%                                  .875%

> 2.0 to 1.0                    0%                                 1.125%
-
 but < 2.5 to 1.0

> 2.5 to 1.0                    0%                                 1.375%
-
 but < 3.0 to 1.0

> 3.0 to 1.0                  .25%                               1.625%
-
 but < 3.25 to 1.0

> 3.25 to 1.0                 .25%                               2.0%
-



          *Funded Debt/EBITDA means, as of the end of each fiscal quarter of Borrower and determined for the 12 month period then ended, (a) total funded debt of Borrower and its Subsidiaries for such period (Indebtedness for borrowed money plus Capitalized Lease Obligations), divided by (b) EBITDA for such period; all calculated on a Consolidated Basis and in accordance with GAAP.